EXHIBIT 10.1



                                     LEASE


                                    Between


                         WILTON REALTY INVESTORS CORP.

                                   Landlord

                                      And

                            MERCATOR SOFTWARE, INC.

                                    Tenant

                              Dated June 6, 2000

                               10 Westport Road
                                  Wilton, CT

                               TABLE OF CONTENTS

Article 1  Rent                                                            1
Article 2  Term and Completion and Occupancy of the Premises               2
Article 3  Adjustment of Rent                                              3
Article 4  Service and Utilities                                           8
Article 5  Cafeteria                                                      10
Article 6  Parking                                                        11
Article 7  Quiet Enjoyment                                                12
Article 8  Subordination                                                  12
Article 9  Use                                                            13
Article 10 Alterations and Installations                                  14
Article 11 Repairs                                                        17
Article 12 Requirements of Law                                            18
Article 13 Insurance, Loss, Indemnification, Liability                    19
Article 14 Damage by Fire or Other Cause                                  21
Article 15 Assignment, Mortgaging, Subletting, Etc.                       22
Article 16 Eminent Domain                                                 25
Article 17 Access to Demised Premises, Changes                            26
Article 18 Default                                                        27
Article 19 Re-Entry by Landlord, Injunction                               28
Article 20 Damages                                                        29
Article 21 Landlord's Right to Perform Tenant's Obligations               30
Article 22 Definitions                                                    30
Article 23 Invalidity of Any Provision                                    31
Article 24 Brokerage                                                      32
Article 25 Certificate of Tenant and Landlord                             32
Article 26 Legal Proceedings; Waiver of Jury Trial; Prejudgment Remedy    32
Article 27 Surrender of Premises                                          32
Article 28 Rules and Regulations                                          33
Article 29 Consents and Approvals                                         33
Article 30 Notices                                                        33
Article 31 No Waiver                                                      34
Article 32 Captions                                                       34
Article 33 Inability to Perform                                           34
Article 34 No Representation by Landlord                                  35
Article 35 Arbitration                                                    35
Article 36 Miscellaneous                                                  35
Article 37 Security Deposit                                               36
Article 38 Extensions of Term                                             37
Article 39 Temporary Space                                                38
Article 40 Right of First Offer                                           39
Article 41 Satellite Dish Provisions                                      40
Article 42 Back-Up Generator                                              41
Article 43 Monument Sign                                                  43
Article 44 New Provider Installations                                     43
Schedules

Schedule A    Description of Land
Schedule B    Plot Plan
Schedule C    Floor Plan Showing the Demised Premises
Schedule D    Workletter
Schedule E    Commencement Date Agreement
Schedule F    Cleaning Specifications
Schedule G    Rules and Regulations

Schedule H     Landlord's Work

                                                                    Exhibit 10.1

                                     LEASE


        LEASE made on May ___________, 2000, between WILTON REALTY INVESTORS CORP., having an office c/o Louis Dreyfus Property Group, 24 Richmond Hill Avenue, Stamford, CT 06901 ("Landlord") and MERCATOR SOFTWARE, INC., a Delaware corporation, having an office at 45 Danbury Road, Wilton, CT 06897 ("Tenant").

                             W I T N E S S E T H:

        The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

          Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises, as said premises may be adjusted from time to time (the "Demised Premises") consisting of approximately 57,860 square feet of Rentable Area on the ground, first and second floors at 10 Westport Road, Wilton, Connecticut, which building is located on a portion of the land described on Schedule A attached hereto (the "Land"), being Parcel 2 as
             ----------
indicated on the plot plan attached hereto as Schedule B (said building,
                                              ----------
together with all other buildings on the Land, being hereinafter collectively referred to as the "Building"), together with the right, in common with others, to use all areas of the Project (as hereinafter defined) that are made available from time to time for common use by tenants of the Building. The Building consists of three (3) separate but connected areas commonly referred to as building "A", building "B" and building "C", together with the Hansen House. The Land, the Building, any existing or future rooftop parking areas, surface parking areas on the Land, and surface parking areas below any Building, and all other improvements now or hereafter constructed on the Land, except improvements which tenants may remove therefrom pursuant to the terms of their respective leases, and together with certain easement areas and Complex Common Areas as set forth in that certain Declaration of Easements, Covenants and Restrictions dated June 23, 1998 and recorded in Volume 1107 at Page 133 of the Wilton Land Records (the "REA"), are collectively referred to herein as the "Project." The Land, together with Parcel 1, as shown on Schedule B ("Parcel 1") are together
                                    ----------            -
referred to herein as the "Complex". Parcel 1 shall not be part of the Project. The Demised Premises are depicted on Schedule C attached hereto. Landlord
                                     ----------
represents that the Rentable Area of the Demised Premises and the Building have been calculated substantially in accordance with the Building Owners and Managers Association method of measurement (ANSI Z65.1-1996).


                                   ARTICLE 1

                                     RENT

        1.1 Tenant shall pay to Landlord annual net rent (the "Annual Net Rent") as follows:

          (i) Twenty-two Dollars and 00/100 ($22.00) multiplied by the total number of square feet of Rentable Area in the Demised Premises per annum for the period commencing on the Rent Commencement Date and ending on the last day of the sixtieth (60th) full month after the Rent Commencement Date; and

          (ii) Twenty-six Dollars and 00/100 ($26.00) multiplied by the total number of square feet of Rentable Area in the Demised Premises per annum for the sixty-first (61st) through one hundred twentieth (120th) full months after the Rent Commencement Date; and

          (iii) Twenty-nine Dollars and 00/100 ($29.00) multiplied by the total number of square feet of Rentable Area in the Demised Premises per annum for the one hundred twenty-first (121st) through one hundred forty-fourth (144th) full months after the Rent Commencement Date.

        Tenant will pay the Annual Net Rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during the Term, at the offices of Landlord as set forth in the beginning of this Lease or such other place in the United States of America as Landlord designates. If the obligation to pay Annual Net Rent commences on any day other than on the first day of a calendar month, then the Annual Net Rent for the period from the date on which the obligation commences to the first day of the calendar month shall be prorated on a per diem basis.

        The first month's installment of Annual Net Rent shall be paid by Tenant upon the execution of this Lease and shall be credited by Landlord to the payment of the Annual Net Rent that first becomes payable under this Lease.

        1.2 Tenant shall pay the Annual Net Rent and Additional Rent (as defined in the immediately succeeding sentence), by good and sufficient check (subject to collection) drawn on a local bank which is a member of the New York Clearing House Association or of a successor to that Association. All sums of any kind other than Annual Net Rent that are payable by Tenant under this Lease are "Additional Rent," and shall be payable within fifteen (15) business days following demand by Landlord, unless other payment dates are provided in this Lease; such sums shall be Additional Rent solely for the purpose of providing to Landlord the same remedies as are available to it in the event of default in the payment of Annual Net Rent.

        1.3 If Tenant fails to pay when due any installment of Annual Net Rent or any payment of Additional Rent, then Tenant shall pay interest thereon at the Interest Rate (as defined in Article 22 hereof), from the date on which that installment or payment becomes due to the date on which it is paid.

        1.4 If, due to a Law which (a) limits Landlord's right to collect or receive all, or any part of, either or both of the Annual Net Rent and the Additional Rent (together, the "Total Rents") or (b) requires that Landlord refund any of the Total Rents that Landlord already has received (either of which is referred to as a "Rent Restriction"), Landlord does not receive or retain all amounts on account of Total Rents that, but for the Rent Restriction, Landlord would have received or retained, then Tenant shall enter into such agreements and take such other steps as Landlord requests to permit Landlord to collect the maximum amount of the Total Rents that Landlord may be permitted to collect from time to time during the continuance of the Rent Restriction (but not in excess of the amounts provided for under this Lease). Upon the termination of the Rent Restriction, (a) the Total Rents shall be payable in full, and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount that is equal to the excess of (i) the Total Rents which would have been paid but for the Rent Restriction, over (ii) the Total Rents that were paid during the period that the Rent Restriction was in effect.

        1.5 Annual Net Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, abatement, suspension, deduction or defense of any kind whatsoever, except as may otherwise be expressly provided in this Lease. Annual Net Rent shall be entirely "net" to Landlord, it being intended that Tenant shall be required to pay, as Additional Rent, all costs and expenses of operating the Demised Premises. Except as may otherwise be expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant be entitled to the abatement of any rent hereunder or any reduction thereof, nor shall, except as otherwise set forth herein, the obligations of Tenant under this Lease be otherwise affected for any reason whatever, it being the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated, abated or reduced pursuant to an express provision of this Lease.

                                   ARTICLE 2

                                   TERM AND
                   COMPLETION AND OCCUPANCY OF THE PREMISES

         2.1 Landlord shall, at its cost, have the work described on Schedule H attached hereto ("Landlord's Work") performed. Items 2 and 5 of Landlord's Work shall be substantially completed on or before July 1, 2001. Item 1 of Landlord's Work shall be commenced when LDC (defined below) vacates the Demised Premises and Landlord shall use commercially reasonable, diligent efforts to substantially complete item 1 on or before the Rent Commencement Date and, to the extent that item 1 is not substantially completed on or before the Rent Commencement Date, the completion of such work shall be done in a manner, and at time, such that Tenant's use of the rooftop parking during Tenant's occupancy of the Demised Premises is not materially impaired. Items 3 and 4 of Landlord's Work shall be commenced upon substantial completion of the Tenant Improvements and completed as soon as reasonably possible thereafter, subject to the time of year and weather delays. Such work shall be done in a manner, and at times, such that Tenant's use of the parking areas during Tenant's occupancy of the Demised Premises is not materially impaired and if any such material impairment occurs, Landlord shall provide alternate temporary parking for Tenant at the Complex. Landlord's Work shall be performed in a good and workmanlike manner and in compliance with all Laws.

         2.2 Tenant shall, at Tenant's cost and expense (including application of the Tenant Improvement Allowance specified in the workletter attached hereto as Schedule D (the "Workletter")), perform or cause to be
                   ----------
performed the Tenant Improvements (as defined in the Workletter) in order to prepare the Demised Premises for its initial occupancy.

         2.3 The term of this Lease ("Term") shall commence on the date (herein called the "Commencement Date") that Landlord delivers vacant possession of the Demised Premises to Tenant for Tenant to commence the Tenant Improvements. The Term shall end on the last day (the "Expiration Date") of the month in which occurs the day preceding the twelfth (12th) anniversary of the Rent Commencement Date (as that term is hereinafter defined), unless sooner terminated or extended pursuant hereto. Immediately after the Rent Commencement Date, Landlord and Tenant shall execute and acknowledge an agreement in the form attached hereto as Schedule E setting forth the Commencement Date and the Rent
                   ----------
Commencement Date of this Lease, provided that any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or the Rent Commencement Date. Tenant acknowledges that the Commencement Date is anticipated to be on or around July 1, 2001.

         2.4 Tenant's obligation to pay any Annual Net Rent and Additional Rent shall commence on the date (herein called the "Rent Commencement Date") which shall be the earlier to occur of (i) the date on which Tenant first conducts its business from any portion of the Demised Premises, or (ii) three
(3) months after the Commencement Date. Notwithstanding the foregoing, Tenant may, at its option, by written notice to Landlord, delay the Rent Commencement Date until the date which is four (4) months after the Commencement Date, in which event Annual Net Rent shall, for the first twelve (12) full months following the Rent Commencement Date only, increase by $8,148.62 per month.

        2.5 Except as otherwise provided in this Lease, the taking of occupancy of the whole or any part of the Demised Premises for the commencement of the Tenant Improvements by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Demised Premises so occupied were in good and satisfactory condition at the time such occupancy was so taken and that the Demised Premises or such portion thereof were substantially as shown on Schedule C. The Commencement Date shall occur no later
                          ----------
than the taking of such occupancy.

        2.6 Landlord shall have the right to utilize the Land for purposes of excavation work and shall have the right to authorize the use of, and grant temporary licenses and easements over, the Land to owners of adjacent property or governmental authorities for excavation purposes, provided that (i) Landlord provides to Tenant with reasonable prior notice of any such work, authorizations or grants that would materially adversely affect Tenant's business in the Demised Premises (except in an emergency), (ii) Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business as a result thereof, and (iii) in no event shall Tenant be unable to reasonably conduct its business in the Demised Premises as a result thereof.

        2.7 Tenant acknowledges that the Demised Premises are currently occupied by Louis Dreyfus Corporation ("LDC"), and that Landlord cannot deliver vacant possession of the Demised Premises to Tenant until LDC vacates the Demised Premises. Landlord represents that LDC has entered into, or will enter into, a lease with 20 Westport Holdings, L.L.C., the owner of Parcel 1, pursuant to which LDC will lease space in a building being built by 20 Westport Holdings, L.L.C. on Parcel 1 (the "Parcel 1 Building"), and thereby vacate the Demised Premises. Landlord agrees to deliver vacant possession of the Demised Premises to Tenant immediately after LDC vacates the Demised Premises, and Landlord agrees to give Tenant thirty (30) days notice of the date on which Landlord expects that the Commencement Date will occur. In the event that Landlord does not deliver vacant possession of the Demised Premises to Tenant on or before August 1, 2001 (which date shall be extended by Force Majeure), then Tenant, as its sole remedy as a result thereof, shall receive a credit against Annual Net Rent that first becomes due hereunder, in an amount equal to one (1) day of Annual Net Rent for each such day of delay, which credit shall increase to two
(2) days of Annual Net Rent for each such day of delay beyond November 1, 2001 (which date shall be extended by Force Majeure), provided that Tenant's credits against Annual Net Rent under this Section 2.7 shall cease to accrue on the Final Date (defined below). In the event that Landlord does not deliver vacant possession of the Demised Premises to Tenant on or before January 1, 2002 (which date (the "Final Date") shall be extended by Force Majeure), then Tenant, as its sole remedy as a result thereof, may terminate this Lease by written notice to Landlord within thirty (30) days after the Final Date. For purposes of this
Section 2.7 only, Force Majeure shall have the meaning ascribed to it in Article 33 hereof, but shall also include the inability to deliver vacant possession of the Demised Premises to Tenant, if the reason why Landlord cannot deliver vacant possession to Tenant is that LDC cannot occupy its space in the Parcel 1 Building because of a Force Majeure Event (using the definition in Article 33 hereof as applied to 20 Westport Holdings, L.L.C.) that delays the completion of the Parcel 1 Building, which definition shall, for purposes hereof, include any delays that are caused by the default by any construction manager or contractors of the Parcel 1 Building under their construction contracts relating to the Parcel 1 Building; failure of any such construction manager or contractor to perform because of any lack of or delayed payment shall not constitute a Force Majeure Event.


                                   ARTICLE 3

                              ADJUSTMENT OF RENT

        3.1 For the purposes of this Article 3, the following definitions shall apply:

               (a) The term "Tenant's Share" shall mean 29.73% (57,860 divided by 194,615), which is the percentage calculated by dividing the total Rentable Area of the Demised Premises by the total Rentable Area of the Building.

               (b) The term "Taxes" shall mean the amount of (i) all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes and any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which is or may be assessed, levied or imposed upon all or any part of the Land, the Building, the Project and the sidewalks, or streets in front of or adjacent thereto, including any payment in lieu of taxes or any tax, excise or fee measured by or payable with respect to any rent, any of which is levied against or payable by Landlord with respect to the Land, the Building, the Project or any combination thereof, under the laws of the United States, the State of Connecticut, or any political subdivision thereof, and (ii) all expenses incurred by Landlord in contesting any of the foregoing set forth in clause (i) of this sentence or the assessed valuation of all or any part of the Land, the Building and the Project. Landlord shall contest Taxes or the valuation of the Land, the Building or the Project, if Tenant establishes, to Landlord's reasonable satisfaction, that a contest is warranted for a first class building owner in Fairfield County. If, due to a change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, is levied against or payable by Landlord with respect to the Land, the Building, the Project or any combination thereof, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes," or in lieu of additional Taxes, that tax or imposition shall be included within the term "Taxes." Notwithstanding the foregoing, Taxes shall exclude any and all income, estate, inheritance, death, succession, franchise, partnership, corporate or capital stock taxes of Landlord.

               (c) The term "Tax Year" shall mean (i) each period of twelve months, commencing on the first day of July of each such period within which occurs any part of the Term, or (ii) such other period of twelve months which occurs during the Term as is adopted as the fiscal year for real estate tax purposes of the Town of Wilton, Connecticut.

               (d) The term "Expenses" shall mean the total of all of the costs and expenses (and taxes thereon, if any) paid or incurred by Landlord during any Operating Year with respect to the operation and maintenance of the Project and the services provided to the tenants of the Building computed on an accrual basis including the costs and expenses with respect to the following: electricity, steam, gas and any other fuel or utilities; water rates and sewer rents; air conditioning, ventilation and heating; elevators and escalators; lobby, sidewalk, curb, parking area and other public area maintenance and cleaning; interior and exterior landscaping and decoration; cleaning and painting of common areas; window cleaning; building standard cleaning service supplied to tenants by Landlord; the purchase price and rental, as applicable, of all supplies, tools, materials, machinery and equipment used in the operation or maintenance of the Project; fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance or any other insurance required by the holder of any mortgage or ground lease covering the Project or customarily carried with respect to buildings and projects similar to the Project; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefits or similar expenses respecting employees of Landlord up to and including the grade of building manager; uniforms and working clothes for such employees and cleaning and replacement thereof, expenses imposed on Landlord pursuant to Law or to any collective bargaining agreement with respect to such employees; worker's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants, automated data processing costs; professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work or providing services; association fees or dues; telephone and stationary guards, watchmen, and other security personnel, services, systems and supplies; attendants, clerks, messengers, and other receiving room personnel, services, systems and supplies; directory; repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building as a first-class office building and Project (even if the same are classified as capital expenditures under generally accepted accounting principles) including repairs, replacements and improvements to the electrical, mechanical, plumbing and HVAC systems; management fees for the management of the Project, whether or not an outside managing agent is employed by Landlord, provided that management fees shall not be included in Expenses in an amount which is in excess of the then prevailing rates for management fees in the lower Fairfield County Area for first-class office buildings similar to the Building; all costs of operation, maintenance and security of any automated teller machine located at the Project; costs and expenses that relate to portions of the Complex other than the Land, as allocated to the Project in accordance with reasonable formulae established by Landlord, including, without limitation, an equitable portion of the costs of operation and maintenance for any parking on Parcel 1 (including, without limitation, any structured parking facility or surface parking areas on parcel
1) during any period of time that Landlord is providing any parking, in such parking on Parcel 1, for Tenant and/or any other tenants of the Building; and any costs and expenses required to be paid by Landlord pursuant to the terms of the REA. If the Building is less than 100% occupied during any part of the Operating Year, Expenses shall mean the amount obtained by adjusting actual Expenses for such Operating Year to a 100% occupancy level, such adjustments to be made by adding to the actual expenses during such Operating Year such additional amounts as would have been incurred if the Building had been 100% occupied.

          Notwithstanding anything in Section 3.1(d) to the contrary, if Landlord makes any capital improvements which are required by any Law that becomes effective after the Rent Commencement Date or under generally applied real estate practice in the operation of first-class office buildings in the lower Fairfield County Area or that Landlord makes which are intended to result in savings or reductions in expenses or to benefit or increase the safety and security of Building tenants and invitees, then the costs for those capital improvements shall be amortized and charged as an expense over the useful life of each improvement (as reasonably determined by Landlord (but not to exceed a period of ten years)), and shall be included in Expenses for the Operating Year (as defined in Section 3.1(e)) in which the costs are incurred and subsequent Operating Years, on a straight-line basis, with interest at the Prime Rate.

          If Landlord leases any item of capital equipment which, if it were purchased would be amortized and included in Expenses, then the rentals and other costs paid pursuant to the leasing shall be included in Expenses for the Operating Years in which they are incurred.

          Notwithstanding anything in Section 3.1(d) to the contrary, the following costs and expenses shall not be included in Expenses or, in the case of (iv), shall be deducted from Expenses:

                    (i) if electricity furnished to the Demised Premises is measured by meters and paid by Tenant directly to the utility supplier then the cost of electricity to other leasable portions of the Building shall be excluded from Expenses;

                    (ii)    leasing commissions;

                    (iii) salaries for Landlord's employees above the grade of building manager;

                    (iv) amounts received by Landlord on account of proceeds of insurance to the extent the proceeds are reimbursement for expenses which were previously included in Expenses;

                    (v) the cost of repairs and replacements incurred by reason of fire or other casualty or condemnation to the extent to which Landlord receives compensation through proceeds of insurance or a condemnation award;

                    (vi) payments of principal and interest on any mortgages upon either or both of the Land and the Building;

                    (vii) payments of ground rent pursuant to any ground lease covering either or both of the Land and the Building;

                    (viii)  Taxes;

                    (ix) costs of performing Building standard work for any individual tenant or of performing work or furnishing services to or for individual tenants at such tenant's expense;

                    (x) advertising, promotional and all other expenditures relating to leasing and marketing of the Building including, without limitation, tenant concessions, tenant improvement costs and takeover expenses;

                    (xi) depreciation of the Building and the cost of capital improvements except as otherwise provided herein;

                    (xii)     all financing or refinancing costs and fees; and

                    (xiii) legal or other fees, leasing commission, advertising expenses, promotional expenses and other costs incurred in leasing or attempting to lease any portion of the Building or in any litigation with any tenant;

                    (xiv) any insurance premium to the extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this Lease (other than pursuant to this Section 3.1(d)) or by any other tenant or other occupant of the Building pursuant to its lease (other than pursuant to an operating expense clause contained therein);

                    (xv) the cost of any items for which Landlord is entitled to be reimbursed by any tenant other than pursuant to an operating expenses clause;

                    (xvi) the cost of any alterations, additions, changes, replacements, improvements and repairs and other items which are made in order to prepare space for occupancy by a new tenant;

                    (xvii) the cost of electricity furnished to the Demised Premises or any other leased or leasable space in the Building;

                    (xviii)   (A) ground rents and mortgage debt service, (B)
reserves for anticipated future expenses, bad debt loss, or rent loss, (C) interest and penalties incurred as a result of Landlord's delinquent payment of any obligation of Landlord, (D) costs associated with the operation of the business of the entity which constitutes Landlord, which costs are not directly related to the operation, management, maintenance and repair of the Project including, by way of example, and without limitation, the formation of the entity, internal accounting and legal matters, preparation of tax returns and financial statements, costs of instituting or defending any lawsuits (including, without limitation, costs and legal fees incurred in enforcing leases against tenants, including Tenant), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, and costs of any disputes between Landlord and its employees, (E) costs of removing or otherwise remediating any Hazardous Materials that are at the Land or Building as a result of Landlord's actions or the action of any tenant of the Building and of complying with environmental laws in effect as of the Commencement Date, to the extent that such compliance is required as a result of Landlord's actions or the actions of any tenants of the Building, (F) costs, fines or penalties imposed as a result of Landlord's failure to comply with Laws, (G) franchise or income taxes imposed on Landlord, and (H) costs related to expanding the Building;

                    (xix) (A) the portion of the salary, wages, fringe benefits and expenses or persons engaged in the maintenance or management of the Building who also provide services for other properties under common control or management, based on the portion that the number of hours such persons provide services other than for the Building bears to the total number of hours such persons provide service to all subject properties, and (B) the excess of the costs of services performed by Landlord, its subsidiaries and affiliates, to the Building over competitive costs for such services rendered by non-affiliated persons or entities of similar skill and experience,

                    (xx) costs to originally construct (as distinguished from operation and maintenance) the Building or any expansion thereof;

                    (xxi) (A) costs resulting from the gross negligence of Landlord, or its agents, contractors, employees or of any tenants of the Building, (B) costs of services or other benefits supplied to other tenants in the Building but not provided to Tenant, (C) costs resulting from violations by Landlord or other tenants of any lease, including this Lease, (D) costs arising from Landlord's charitable or political contributions, (E) compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord, (F) costs of acquiring valuable works of art located within or outside of the Building.

          If during all or part of any Operating Year, Landlord does not furnish any item of work or service (which if it were furnished would be included in calculating Expenses) to portions of the Project, because construction of the Building or the Project is not completed, or such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purpose of computing Tenants Expense Payment (as defined in Section 3.2) and notwithstanding that Landlord did not incur the cost, the amount of the cost for such item for such period which would reasonably have been incurred during such period by Landlord if it had furnished such item shall be included in Expenses.

                    (e) The term "Operating Year" shall mean the calendar year in which the Rent Commencement Date occurs and each subsequent calendar year within which any portion of the Term falls.

                    (f) The term "Additional Rent Statement" shall mean a statement furnished by Landlord to Tenant setting forth the amount payable by Tenant in respect of Taxes for a specified Tax Year or in respect of Expenses for an Operating Year (as the case may be) pursuant to this Article 3.

          3.2 Tenant shall pay to Landlord on account of each Operating Year an amount equal to Tenant's Share of the Expenses for such Operating Year ("Tenant's Expense Payment").

          3.3 (a) Landlord shall furnish to Tenant for each Operating Year an Additional Rent Statement (subject to revision as provided in this Section 3.3) setting forth Landlord's estimate of Tenant's Expense Payment for such Operating Year (the "Estimated Expense Statement"). Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth of Tenant's Expense Payment that, is shown on the Estimated Expense Statement for such Operating Year. Notwithstanding the foregoing, if the Rent Commencement Date is other than the first day of an Operating Year and/or the date of the Expiration or other termination of this Lease for reasons other than Tenant's default (both, a "Term Completion") is a day other than the last day of an Operating Year, then Tenant's Expense Payment (as shown on the Estimated Expense Statement) shall be proportionately pro-rated for such Operating Year(s) based on the number of days during such Operating Year(s) which fall on and after the Rent Commencement Date and otherwise within the Term of this Lease. If Landlord furnishes the Estimated Expense Statement for an Operating Year after the commencement of the Operating Year, then until the first day of the month following the month in which the Estimated Expense Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.3 for the last month of the preceding Operating Year.

                    (b) Landlord may at any time and from time to time (but not more than three times in any Operating Year) furnish to Tenant an Estimated Expense Statement setting forth Landlord's reasonably revised estimate of Tenant's Expense Payment for a particular Operating Year. After the end of each Operating Year, Landlord shall submit to

Tenant an annual Additional Rent Statement setting forth the Expenses in reasonable detail for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year. Landlord shall endeavor to provide each Additional Rent Statement within one hundred twenty (120) days after the end of each Operating Year. Within thirty
(30) days following Tenant's receipt of a revised Estimated Expense Statement for an Operating Year or of the annual Additional Rent Statement for the preceding Operating Year, Tenant shall pay to Landlord an amount equal to the amount of any underpayment of Tenant's Expense Payment with respect to such Operating Year and, in the event of an overpayment, Landlord shall credit the amount of Tenant's overpayment against the next accruing subsequent charges due under this Article 3.

          3.4 Tenant shall pay to Landlord on account of any Tax Year all or any portion which occurs during the Term of this Lease an amount equal to Tenant's Share of the Taxes for such Tax Year ("Tenant's Tax Payment").

          3.5 (a) Landlord shall furnish to Tenant for each Tax Year an Additional Rent Statement that sets forth the amount of Taxes for that Tax Year. Tenant's Tax Payment for each Tax Year shall be due and payable in two semi-annual installments in advance, on the first day of each June and December, in amounts based upon the Additional Rent Statement furnished with respect to that Tax Year. If the Additional Rent Statement is furnished to Tenant after the commencement of the Tax Year in respect of which that Additional Rent Statement is furnished, Tenant shall, within thirty (30) days after receipt of that Additional Rent Statement, pay to Landlord an amount that is equal to the amount of Tenant's Tax Payment with respect to that Tax Year which would have been paid during that Tax Year before the end of the 30-day period if the Additional Rent Statement for that Tax Year had been furnished by the Landlord to Tenant before the commencement of that Tax Year. Landlord, at its option, may require Tenant to make payments on account of Tenant's Tax Payment on a monthly basis, in which event the procedures set forth in Section 3.3 hereof shall apply thereto, or on such quarterly or other basis as Landlord shall require from time to time.

                    (b) At any time during or after a Tax Year in respect of which Landlord has furnished an Additional Rent Statement, Landlord may furnish to Tenant one or more corrected Additional Rent Statements if the Taxes actually due were incorrectly reflected in the original or any prior Additional Rent Statement. If Landlord does furnish such a corrected Additional Rent Statement, then if the amount of the payments that were made by Tenant on account of Tenant's Tax Payment for that Tax Year is (i) less than the amount of the payments that the Tenant should have made based upon the corrected Additional Rent Statement, then within thirty (30) days after receipt by Tenant of the corrected Additional Rent Statement Tenant will pay to Landlord the amount of the underpayment; or (ii) more than the amount of payments that Tenant should have made based upon the corrected Additional Rent Statement, then Landlord shall credit the overpayment against the next accruing subsequent charges due under this Article 3.

          3.6 (a) The benefit of any discount for early payment or prepayment of Taxes shall accrue solely to Landlord's benefit and such discount shall not be subtracted from Taxes.

                    (b) If the real estate fiscal year of the Town of Wilton is changed during the Term, then, (i) the term "Tax Year" shall be deemed to mean that real estate tax year as so changed, and (ii) Tenant's Tax Payments shall be computed and paid separately in respect of the Tax Year before the change and the Tax Year after the change on the basis of the number of days in each.

                    (c) If Landlord receives a refund or reduction of Taxes in respect of any Tax Year, then Landlord shall credit an amount that is equal to Tenant's Share of the amount of the refund or reduction that applies to any portion of the Term, less costs and expenses incurred by Landlord for the purpose of receiving such refund, against the next accruing subsequent charges due under this Article 3, provided that in no event shall Tenant be double charged (under this

Section 3.6(c) and under Section 3.1(d) hereof) for costs and expenses incurred to receive a refund of or reduction in Taxes.

          3.7 On or prior to its due date, Tenant shall directly pay to the appropriate taxing authorities the amount of all occupancy taxes and rent taxes now or in the future in effect that are levied on or measured by Annual Net Rent or Additional Rent. If, in the future, such taxes are included within the term Taxes, then Tenant shall not be obligated to make payments to the taxing authorities as described in this Section 3.7.

          3.8 If the Rent Commencement Date is other than the first day of a Tax Year or the Term Completion is a day other than the last day of a Tax Year, then Taxes shall be proportionately reduced for such Tax Year(s) by multiplying Taxes by (i) a fraction, the numerator of which is the number of days beginning with the Rent Commencement Date in such Tax Year, and the denominator of which is 365 and/or (ii) a fraction, the numerator of which is the number of days prior to and including the date of Term Completion in such Tax Year and the denominator of which is 365.

          3.9 If, prior to the Expiration Date, Landlord is unable to give Tenant appropriate credits for the entire refund or reduction and return of overpayment sums to which Tenant is entitled pursuant to Section 3.3(b), 3.5(b), 3.6(c) or 3.13, then Landlord shall refund the balance to Tenant within thirty days following the Expiration Date.

          3.10 Except as otherwise specifically provided, in no event shall the Annual Net Rent be reduced by operation of this Article 3. The rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Additional Rent Statement shall survive the Term Completion and shall apply to any Additional Rent Statement furnished to Tenant after the Term Completion.

          3.11 Landlord's failure to render an Additional Rent Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Additional Rent Statement and receive payments with respect thereto or with respect to any subsequent Tax Year or Operating Year, or prejudice Tenant's right to contest the amount of Additional Rent due for the Tax Year or Operating Year in question.

          3.12 Each Additional Rent Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of that Additional Rent Statement Tenant notifies Landlord that Tenant disputes the correctness of such Additional Rent Statement, specifying the particular respects in which the Additional Rent Statement is claimed to be incorrect. Any dispute relating to any Additional Rent Statement that is not resolved within one hundred twenty (120) days after the rendering of such Additional Rent Statement may be submitted to arbitration by either party pursuant to Article 35 pending the determination of the dispute, Tenant shall pay Additional Rent when due in accordance with the Additional Rent Statement that Tenant is disputing, without prejudice to Tenant's right to recover any portion of the Additional Rent that is determined to not be due to Landlord.

          3.13 Tenant may, at its sole cost and expense and upon reasonable written notice given within sixty (60) days after receipt of an Additional Rent Statement, elect to have an accountant selected by Tenant and reasonably acceptable to Landlord, examine Landlord's books and records relating to Expenses as are relevant to the Operating Year in question. If it is ultimately determined that an Additional Rent Statement overstated Expenses for the Operating Year in question by more than 4%, then Landlord shall reimburse Tenant for all reasonable third party costs incurred by Tenant in examining Landlord's books and records relating to Expenses for that Operating Year Landlord shall credit the amount of any overpayment by Tenant against the next accruing charges due under this Article 3.


                                   ARTICLE 4

                             SERVICE AND UTILITIES

        4.1 (a) Landlord shall supply, subject to its ability to obtain the same from the public utility furnishing electricity to the Building, electrical power to the Building including the Demised Premises (through equipment and facilities installed by Tenant as part of the Tenant Improvements) and the common areas. Exclusive of HVAC, Landlord shall provide six (6) watts per usable square feet of space in the Demised Premises, on a connected load basis, for light and power. The obligations of the Landlord hereunder shall be subject to any rules and regulations of the authority providing electricity to Landlord. Tenant shall, at Tenant's sole cost and expense, and in accordance with Schedule D hereof, install as part of the Tenant Improvements, submeters in
     ----------
the Demised Premises to measure Tenant's electrical consumption for light and power and air conditioning therein and Landlord shall furnish electricity to the Demised Premises on a submetered basis. The cost of Tenant's electrical consumption in the Demised Premises shall be paid by Tenant to Landlord, as Additional Rent hereunder and shall be charged to Tenant by applying the then current electricity supplier's rate as charged to Landlord ("Landlord's Rate") to the consumption determined by the submeter readings and adding thereto an amount equal to one half (1/2%) percent of the amount which is the result of such application, for Landlord's administrative costs in supplying electric to the Demised Premises on a submetered basis. Bills for such amounts shall be rendered to Tenant monthly and shall be payable by Tenant within twenty (20) Business Days after the date so rendered. The obligations of Landlord hereunder shall be subject to any rules and regulations of the authority providing electricity to Landlord. For the purpose of this Section 4.1(b) the rate to be paid by Tenant shall include any taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment charges, or other charges imposed by the utility company or any governmental body in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the pro rata share of such tax allocable to the electrical energy service received by Tenant shall be passed on to, included in the bill of and paid by Tenant.

                 (b) Tenant shall pay directly to Landlord as the same becomes due all charges for the consumption of electricity used in the Demised Premises during the performance of the Tenant Improvements, based upon an electric usage survey conducted on behalf of Landlord.

                 (c) Tenant will not (i) use electrical energy that exceeds the capacity of the then existing risers, feeders and other electrical equipment of the Building, or (ii) make or perform or permit the making or performing of any alterations to wiring, installations or other electrical facilities in or serving the Demised Premises without the consent of the Landlord in each instance. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at Tenant's cost, if those risers, feeders or other equipment are necessary to supply those requirements and will not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition or entail unreasonable alterations, material repairs or expense or materially interfere with or disturb other tenants or occupants.

                 (d) Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant sustains or incurs if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

                 (e) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Demised Premises on not less than ninety (90) days' notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Demised Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord, at Tenant's sole cost and expense. Landlord shall not voluntarily discontinue furnishing electricity to Tenant unless and until Tenant is able to receive electricity directly from the public utility or other company servicing the Building.

        4.2      Landlord shall provide to the Demised Premises:

                 (a) Necessary elevator facilities during Business Hours and at least one passenger elevator subject to call at all other times.

                 (b) Heat and air-conditioning through the Building systems when reasonably required during Business Hours. The HVAC system is or shall be designed to maintain (a) 75 (+1) degrees Fahrenheit dry bulb when outdoor conditions are 91 degrees Fahrenheit dry bulb and 76 degrees Fahrenheit wet bulb and (b) 70 degrees Fahrenheit dry bulb when outdoor conditions are 0 degrees Fahrenheit dry bulb. Total air distribution is or shall be designed to provide not less than 0.9 CFM per usable square foot and will be controlled by a Building management system. Building air conditioning supply systems are or shall be designed with minimum 75% efficiency air filters. Tenant shall cause all operable windows, if any, in the Demised Premises to be kept closed (except for cleaning purposes), shall keep entirely unobstructed all heat and air-conditioning vents, intakes, outlets and grilles at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the HVAC systems. The HVAC for the Building is designed based upon (i) electrical heat dissipation load of four (4) watts per usable square foot, and (ii) occupancy rate of 1 person per 150 usable square feet and shades fully closed to limit exposure to direct solar radiation. Tenant shall pay Landlord's reasonable charges for heat and air conditioning during periods other than Business Hours, as Additional Rent, within thirty (30) days after receiving bills from Landlord therefor. In the event that Tenant shall require air conditioning or heating during periods other than Business Hours, then Tenant shall give Landlord reasonable advance notice of such requirement. "Reasonable advance notice" for purposes of this paragraph shall mean notification before 12:00 noon of the Business Day on which the described services are required (other than Saturdays) and before 12:00 noon of the last Business Day preceding the non-Business Day, or any Saturday, on which the described services are required. Landlord's current non-Business Hours charges are $100.00 per hour for air-conditioning and $25.00 per hour for heat.

                 (c) Standard cleaning and janitorial services on Business Days in accordance with the cleaning specifications annexed hereto as Schedule
                                                                      --------
F. If Tenant requires cleaning and janitorial services in excess of those
-
standard services, then Tenant shall so notify Landlord. If Landlord elects to provide those services, then Tenant shall pay Landlord's charges therefor within thirty (30) days after receipt of Landlord's invoice therefor.

                 (d) Hot and cold water for lavatory, drinking and office cleaning purposes. If Tenant requires, uses or consumes water in quantities that are materially in excess of standard office usage (as reasonably determined by Landlord), then Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant will reimburse Landlord for the cost of installation and maintenance of the meter or meters or the cost of Landlord's other means of measuring the water consumption by Tenant, in each case within thirty (30) days after receipt of Landlord's invoice therefor. Tenant shall reimburse Landlord for the cost of all water consumed, as so measured, plus 1/2% thereof, for Landlord's administrative costs in connection therewith, together with any taxes, sewer rents or other charges which are imposed by any Law based on the quantity of water used by Tenant.

        4.3 Landlord may, without any liability whatsoever or abatement of Total Rents, interrupt, curtail, suspend or stop the heating, air-conditioning, elevator, plumbing, electric and other systems or the use of any Building facilities when necessary by reason of accident, strike or emergency or for repairs, alterations, replacements or improvements, or because of inability to secure a supply of fuel, gas, steam, water, electricity, labor or supplies, or because of any similar or dissimilar cause beyond the reasonable control of Landlord. Landlord shall, at reasonable times and after reasonable prior notice (which may be oral), except in an emergency, have free and unrestricted access to any and all mechanical, plumbing and electrical installations of Landlord in the Demised Premises, and Tenant shall not erect or place any partition or other obstruction which reasonably interferes with Landlord's free access to those installations or with the moving of Landlord's equipment to and from the enclosures containing those installations. Tenant, its agents, employees and contractors shall not enter said enclosures or adjust, touch or in any way tamper with those installations. Notwithstanding the foregoing, if Tenant's business in the Demised Premises is materially affected, as a result of an interruption of services or utilities, (a) for more than three (3) consecutive business days, if the interruption is caused by Landlord's gross negligence or willful misconduct, or (b) if not the result of Landlord's gross negligence or willful misconduct, if Landlord does not commence to cure the problem (to the extent within Landlord's control) within ten (10) days after the interruption, thereafter diligently pursue the cure, or (to the extent within Landlord's control), cure the problem within thirty (30) days after the interruption, then in the case of
(a) or (b), Annual Net Rent shall, as Tenant's sole remedy, equitably abate, in proportion to the interference with Tenant's business, subsequent to the expiration of the applicable period, until the interruption ends.

        4.4 Landlord shall not be obligated to provide building security to the Building, except for a card access system for the perimeter of the Building, and at least one (1) security guard on a 24 hour per day, 7 days per week basis. Tenant shall be responsible for obtaining, from the Building management office or the card access system provider (as determined by Landlord), security cards for all of Tenant's visitors. Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be in any way affected in the event that such security measures are not effective, unless such failure is caused by Landlord's gross negligence or willful misconduct.

        4.5 To the extent permitted by the owner of the Parcel 1 Building, Landlord shall, upon request from Tenant, cooperate with Tenant to permit Tenant and its employees to use the fitness center in the Parcel 1 Building. Tenant acknowledges that there may be a charge for such usage.

        4.6 Landlord will not furnish any services, except as provided in this Lease.


                                   ARTICLE 5

                                   CAFETERIA

        5.1 For the purposes of this Article 5, the following definitions shall apply:

                 (a) "Break-Even Basis" shall mean the point at which, from time to time, the sum of all Cafeteria Expenses, including, without limitation, the Cafeteria Caterer's fee, equals all income derived in connection with the operation and maintenance of the Cafeteria business.

                 (b) "Cafeteria Caterer" shall mean any independent contractor which operates the Cafeteria (as hereinafter defined) pursuant to separate contracts with Landlord or any other person or entity or pursuant to a single contract in accordance with terms of this Article 5.

                 (c) "Cafeteria Expenses" shall mean all expenses in connection with the operation, maintenance and repair of the Cafeteria business, including, without limitation, the cost of all foodstuffs, beverages and other goods to be sold or used for preparing or packaging the goods to be sold in the Cafeteria; the Cafeteria Caterer's fee; the salaries, wages, fringe benefits and all other compensation and other benefits of all Cafeteria employees; the cost of any dishes, glassware or utensils, amortization of the cost of new refrigeration and other kitchen equipment and accessories; the cost of maintaining or repairing all Cafeteria-related equipment; the costs of cleaning the dining areas and the areas in front of food service counters; heat, electricity, lighting; other utilities; and the costs of goods and services to be provided by the Cafeteria Caterer.

        5.2 In the cafeteria located in the Hansen House (the "Cafeteria"), Landlord shall provide (or may contract with a Cafeteria Caterer to provide) food services to the employees of Tenant and other occupants of the Building. Landlord reserves the right, at any time from time to time in its sole and absolute discretion, to change the Cafeteria Caterer, provided that each Cafeteria Caterer shall operate the Cafeteria as a first class cafeteria.

        5.3 The maximum hours the Cafeteria will be open for Tenant's use on Business Days shall be 7:30 A.M. - 9:30 A.M and 11:00 A.M. - 2:00 P.M. The level of goods and services which Landlord or the Cafeteria Caterer shall provide during any given Business Day will vary, but Landlord shall use all reasonable efforts to cause the Cafeteria to have goods and services that are consistent with a first class cafeteria. Upon reasonable advance notice, the Cafeteria Caterer will provide catering services to Tenant within the Demised Premises. Any profits generated by the Cafeteria Caterer from such catering activities shall be included in the calculation of the Break-Even operation of the Cafeteria.

        5.4 Tenant acknowledges and agrees to and for the benefit of Landlord that (a) the efficiency and the extent of, and the food selection at, the Cafeteria are directly related to the number of users and, accordingly, when Tenant and other tenants or occupants at the Building vacate leased space at the Building, the nature and the extent of the services provided at the Cafeteria may be changed by Landlord, including, without limitation, changes to the food menu and menu pricing; and (b) Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, by reason of Landlord's exercise of any rights reserved with respect to the modification of the Cafeteria services provided pursuant hereto or if Landlord elects to cease operating the Cafeteria pursuant to Section 5.6 below.

        5.5 The Cafeteria is currently operating on a subsidy basis, whereby each tenant in the Building pays Landlord, on a monthly basis, its share (as equitably determined by Landlord) of the amount by which the Cafeteria does not operate on a Break-Even Basis (the "Subsidy Basis"). Tenant shall use the Cafeteria on a Subsidy Basis unless Tenant notifies Landlord, in writing, that it wishes to have Landlord cause the Cafeteria Caterer to raise menu pricing for Tenant and its employees and guests to a Break-Even Basis. Tenant may change from the Subsidy Basis to a Break-Even Basis or vice-versa from time to time on not less than three (3) months prior notice to Landlord. In addition, Landlord shall have the right, from time to time, to have the Cafeteria as a whole operate on a Break-Even Basis or a Subsidy Basis.

        5.6 Notwithstanding the foregoing, if the Cafeteria is not operating on a Break-Even Basis and any shortfall is not being subsidized by Tenant and other tenants in the Building, Landlord may cease operating the Cafeteria upon sixty (60) days' notice to Tenant unless Tenant shall elect, in its sole discretion, with or without the cooperation of other tenants in the Building, within said sixty (60) day period, to subsidize the Cafeteria so that it does operate on a Break-Even Basis as a whole.

        5.7 If Landlord elects to cease operating this Cafeteria as provided in Section 5.6 hereof, Tenant may operate the Cafeteria itself, through a cafeteria caterer that is reasonably acceptable to Landlord. Any such cafeteria caterer retained by Tenant shall satisfy such insurance, security and other requirements as Landlord shall reasonably impose.

        5.8 Landlord shall consult with Tenant on a regular basis regarding the operation of the Cafeteria, and shall use commercially reasonable efforts to address any complaints that Tenant has regarding the quality or variety of the food served in the Cafeteria.

        5.9 Tenant may obtain catering in the Demised Premises from a caterer selected by Tenant, but only if the Cafeteria Caterer will not provide such catering, and subject to Landlord's approval of the caterer and such caterer satisfying such insurance, security and other requirements as Landlord shall reasonably impose.


                                   ARTICLE 6

                                    PARKING

        6.1      With respect to the parking of vehicles at the Project:

                 (a) Except as provided in subparagraph (d) below, Tenant shall require its personnel and visitors to park their vehicles only in Tenant's parking spaces or in any parking spaces which have been designated as available to Tenant. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in an of the parking spaces, except in the specifically designated loading, pick-up and standing areas;

                 (b) All parking spaces used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever and, except to the extent caused by Landlord's negligence or willful misconduct, Tenant hereby agrees to indemnify, hold harmless and defend Landlord from and against any and all causes, claims, suits, damages and expenses (including reasonable attorneys' fees) arising from the use of the parking spaces at the Project by Tenant or anyone claiming by, through or under Tenant's privileges granted hereunder;

                 (c) Subject to the terms of this Article 6, Tenant agrees not to use, or permit its employees or invitees to use, any of the parking areas other than Tenant's parking spaces;

                 (d) As of the Rent Commencement Date, Tenant shall have the right to park up to one hundred eighty-four (184) cars at the Complex ("Tenant's Parking Allocation") which shall be allocated by Landlord among (i) designated parking spaces in the parking areas that are under the Building (hereinafter collectively referred to as the "Designated Spaces"); use of the Designated Spaces other than those Designated Spaces which have been reserved for specific employees of Tenant by Tenant's employees and visitors shall be on a first-come, first-serve basis; (ii) the right to park cars, on a non-designated, first-come, first-serve, basis, on the roof of the Building; and (iii) the right to park cars, on a non-designated, first-come, first-serve basis, in additional parking facilities on Parcel 1 (including, without limitation, in any structured parking facility or in any surface parking areas on Parcel 1); Tenant's Parking Allocation shall include not less than sixty-eight (68) Designated Spaces and parking for not less than 95 cars on the roof of the Building.

                 (e) Tenant acknowledges and agrees that throughout the Term of this Lease, at any time and from time to time Landlord shall have the following rights:


                         (i)     to require Tenant to reserve or otherwise
identify its parking spaces or to require Tenant's employees to identify their vehicles in a manner reasonably determined by Landlord. Landlord may require that Tenant's employees identify their vehicles with stickers provided by Landlord; and

                         (ii)      to tow unidentified or unmarked visitor or
employee cars and to tow marked cars of Tenant's employees and/or visitors in the event that Tenant's employees or visitors are using more than Tenant's Parking Allocation, provided that Landlord shall endeavor to provide Tenant with notice (which may be oral) prior to calling the towing company.

                 (f) Tenant acknowledges and agrees that Tenant shall have the following responsibilities and obligations throughout the Term of this
Lease:

                         (i)       to comply in all respects with the parking
system established by Landlord, as the same may be modified from time to time; and.

                         (ii)      to insure that at all times Tenant's
employees and visitors do not use more parking spaces than Tenant's Parking Allocation, so as to avoid use of parking spaces allocated to other tenants and their visitors at the Project or the Complex, and in connection therewith, if Landlord, in its reasonable opinion, determines that Tenant has not allowed enough of Tenant's designated spaces to visitor parking, then Landlord may require Tenant to reallocate Tenant's designated spaces between its employees and its visitors to increase the portion of Tenant's designated spaces that is allocated to visitor parking; and

                         (iii)     to comply in all respects with the reasonable
rules and regulations with regard to the parking system established by Landlord or the parking operator (and, with respect to any of Tenant's parking on Parcel 1, any reasonable rules and regulations established by the owner or parking operator thereof), as the same may be modified from time to time.


                                   ARTICLE 7

                                QUIET ENJOYMENT

        7.1 If, and so long as, this Lease is in effect, Landlord covenants that Tenant may peaceably and quietly enjoy the Demised Premises for the Term, free from claims of any party claiming by, under of through Landlord, subject, however, to the terms and provisions of this Lease, including Article 8.


                                   ARTICLE 8

                                 SUBORDINATION

        8.1 This Lease is and shall be subject and subordinate to all ground or underlying leases which now or hereafter affect either or both of the Land and the Building, to all mortgages which now or hereafter affect such leases or either or both of the Land and the Building, and to all renewals, modifications, replacements and extensions of any thereof. The provisions of this Section 8.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of that subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form reasonably satisfactory to Tenant, if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest request to evidence the subordination. In consideration of, and as an express condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subject and subordinate to any ground or underlying leases or the lien of any mortgage, Landlord shall deliver to Tenant a subordination, non-disturbance and attornment agreement executed and delivered by each of Landlord's mortgagees and ground lessors for the benefit of Tenant and in reasonable form, and Tenant agrees to execute and deliver any such subordination, non-disturbance and attornment agreement. If Landlord elects not to request such subordination, non-disturbance and attornment agreement or fails to obtain such subordination, non-disturbance and attornment agreement, then this Lease shall not be subject and subordinate to such mortgage or lease.

        8.2 In the event of a termination of any ground or underlying lease, or if the interest of Landlord under this Lease is transferred by reason of, or is assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution for its mortgage, then Tenant will, if requested in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be (each of which is referred to as "Purchaser" for purposes of this Section 8.2) (i) attorn to the Purchaser and will perform for the Purchaser's benefit all the provisions of this Lease to be performed by Tenant with the same force and effect as if the Purchaser were the landlord originally named in this Lease, or (ii) if the Purchaser alternatively requests, enter into a new lease with the Purchaser as landlord, for the remaining Term on the same terms and conditions. The foregoing provisions of clause (i) of this Section 8.2 shall inure to the benefit of the Purchaser, shall be self-operative if the Purchaser elects to make such request, and no further instrument shall be required to give effect to those provisions. Upon demand of the Purchaser, Tenant will execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 8.2 and 8.3 below, reasonably satisfactory to Tenant , acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon Tenant's attornment to a successor landlord, this Lease shall continue in full force and effect as a direct lease between the successor in interest to Landlord and Tenant upon, subject to Section 8.3 below, all of the terms, conditions and covenants as are set forth in this Lease.

        8.3 Anything contained in this Article 8 to the contrary notwithstanding, under no circumstances shall the Purchaser, whether or not it shall have succeeded to the interests of Landlord under this Lease, be:

                 (a) liable for any act, omission or default of any prior landlord, except to the extent that the condition resulting from such act, omission or default continues after the date the Purchaser acquires title to or a leasehold interest in the Land and Building; or

                 (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord, except to the extent that the condition giving rise to such offset, claim or defense continues after the date the Purchaser acquires title to, or a leasehold interest in the Land and Building; or

                 (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month, except to the extent expressly provided for in this Lease; or

                 (d) provided that Tenant has received written notice of such Purchaser at such time, bound by any modification, amendment or abridgement of the Lease which adversely affects the Purchaser, or any cancellation or surrender of this Lease, made without the Purchaser's prior approval.

        8.4 If, in connection with the financing of the land and/or the Building, the holder of any mortgage or any potential mortgagee requests reasonable modifications be made in this Lease as a condition to making the financing or approving this Lease, then Tenant shall not unreasonably withhold, delay or defer making such modifications, if those modifications do not increase the Annual Net Rent or Additional Rent or otherwise increase Tenant's obligations under this Lease, or diminish Tenant's rights under this Lease, other than in a de minimis manner.

                                   ARTICLE 9

                                      USE

        9.1 The Demised Premises shall be used as and for the following, but for no other purposes: general and executive offices, including conference and training facilities and all other uses ancillary and incidental to the foregoing, provided that no use of the Demised Premises for training purposes shall overburden the operation of the Building or any of its systems or facilities, including the parking facilities, and no such training use shall result in there being more than one (1) person per one hundred fifty (150) usable square feet in the Demised Premises at any one time. Tenant shall be responsible for programming security cards for its trainees and shall defend, indemnify and hold Landlord harmless from and against any liability, loss, damage, costs or expenses suffered or incurred by Landlord in connection with any injury or damage caused to or by any such trainees. In addition, Tenant shall insure that such trainees' parking is accommodated within Tenant's Parking Allocation.

        9.2 Tenant shall not (a) use or permit the use of the Demised Premises or any part thereof in any way which would violate this Lease or for any unlawful purposes or in any unlawful manner, or (b) suffer or permit the Demised Premises or any part thereof to be used in any manner or anything to be done or anything to be brought into or kept in the Demised Premises which, in the reasonable judgment of Landlord, materially impairs or interferes with (i) the character, reputation or appearance of the Building as a high quality office building or the Complex as a high quality office park, or (ii) any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the Demised Premises, or (iii) the use of any of the other areas of the Building by, or occasion material discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

        9.3 If during the Term any governmental license or permit is required for the proper and lawful use of the Demised Premises based solely upon the conduct of Tenant's business, and if the failure to secure the license or permit would have a material adverse affect upon Landlord, then Tenant, at its expense, shall procure and thereafter maintain such license or permit and supply a copy thereof to Landlord. Tenant, at its expense, shall at all times comply with the terms and conditions of each such license or permit.

        9.4 No portion of the Demised Premises shall be used as, or for, the following: a public stenographer or typist, barber shop, travel agency (except Tenant's travel service provider for Tenant's employees), beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, employment agency, public finance (personal loan) business, restaurant or bar, commercial document reproduction or offset printing service, vending machines (other than for beverages and snacks), gambling or gaming activities, the possession, storage, manufacture or sale of alcohol, drugs or narcotics, retail, wholesale or discount shop for sale of merchandise, retail service shop, school or classroom (except to the extent that training is permitted pursuant to Section 9.1 hereof), conduct of a public auction, rendition of medical, dental or other diagnostic or therapeutic services, the offices or business of governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or trade mission, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public. Landlord represents that the uses permitted pursuant to Section 9.1 hereof do not conflict with any exclusive use granted by Landlord to any other tenant in the Building.


                                  ARTICLE 10

                         ALTERATIONS AND INSTALLATIONS

        10.1 Tenant shall make no alteration, installation, addition or improvement in or to the Demised Premises (any one or more of which is referred to as "Alterations"), except upon satisfaction of all of the following conditions:

                 (a) Tenant shall submit to Landlord and Landlord shall have approved (i) reasonably detailed plans and specifications for the entire Alterations (the "Alteration Plans"), provided that Landlord's approval shall not be required for purely cosmetic Alterations that are not visible from the exterior of the Building or the Building's common areas, and Landlord's approval shall not be unreasonably withheld, conditioned or delayed with respect to other Alterations that are non-structural and will not affect the Building's systems, and (ii) a list of architects, engineers, contractors, subcontractors and mechanics (any one or more of which is referred to as the "Contractors") to perform the work in connection with the Alterations (the "Work"), provided that Tenant shall use engineers designated by Landlord for any work involving or affecting the structure of the Building or any Building systems. Landlord's approval of Alterations that affect the structure of the Building or the Building's systems shall be made in Landlord's discretion but in good faith, and in no event shall Landlord require Tenant to pay any additional rent or other consideration in exchange for such approval. Landlord's approval of the contractors shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to any request for approval of Alteration Plans within ten (10) business days after receipt thereof (fifteen (15) business days with regard to any Alteration that would affect the structure of the Building or Building systems) and Landlord shall specify any reasons for disapproval.

                 (b) Tenant shall pay all costs of and related to the Alterations.

                 (c) Before Tenant commences the Work, Landlord shall have received (i) written unconditional waivers of mechanic's liens (or, if the foregoing are not permitted by law, subordinations and evidences of payment) and other liens on the Building, the Demised Premises and the Land from all of the Contractors and (ii) all required permits from government bodies.

                 (d) Tenant shall reimburse Landlord for all reasonable costs and expenses that are incurred by Landlord (in-house or third party) in connection with Landlord's review of the Alteration Plans, within thirty (30) days after receipt of appropriate back up therefor.

                 (e)     Intentionally Omitted.

                 (f) The approval by Landlord of the Alteration Plans or the Contractors, shall not constitute any consent or agreement by Landlord that (x) the Alteration Plans and the Alterations will comply with Law or (y) the Contractors so approval are reputable, competent, or will satisfactorily perform their obligations to Tenant.

                 (g) All of the Work shall be done in a good and workmanlike manner.

                 (h) Notwithstanding that Landlord has approved a Contractor, Tenant shall not employ any Contractor unless the Contractor has agreed in writing that it will employ only such labor as will not result in jurisdictional disputes or strikes or result in disharmony with other workers employed in the Building.

                 (i) Tenant shall pay to each of the Contractors, as the Work progresses, the entire cost of supplying the materials and performing the work, pursuant to the contract between the parties.

                 (j) All Alterations shall be made in compliance with all Laws and with the rules, orders, regulations and requirements of the New York Board of Fire Underwriters or any similar body.

                 (k) All of the Work shall be done at such times and in such manner as will not unreasonably interfere with or disturb other tenants or occupants of the Building.

                 (l) Landlord and its representatives shall have the right, but shall have no obligation, upon reasonable prior notice to Tenant (which may be oral), to inspect the progress of the Work and the completed Alterations at all reasonable times, and Tenant shall permit Landlord to make such inspections; but any such inspection shall not obligate Landlord to notify Tenant of any failure by Tenant to comply with the requirements of this Lease (although Landlord shall endeavor to do so) or constitute an approval or waiver by Landlord of any condition or of any failure by Tenant to perform its obligations under this Lease.

                 (m) Tenant will pay to Landlord (i) an amount that is equal to three percent (3%) of the cost of the Alterations (less the cost of business equipment and furniture, fixtures and equipment and less any costs attributable solely to above building standard finishes, in excess of what building standard finishes would have cost) to compensate Landlord for Landlord's indirect costs, field supervision and coordination in connection with the Work, and (ii) all direct costs incurred by Landlord related to the Work including , supplemental cleaning and refuse removal.

                 (n) Before commencing the Alterations, Tenant shall furnish to Landlord certificates evidencing the existence of:

                         (i)       Worker's compensation insurance covering all
persons employed for the Work with statutorily required limits.

                         (ii)      Comprehensive general liability and property
damage insurance (which shall be in addition to insurance required to be provided under Article 13 of this Lease) naming Landlord, its designees and Tenant as additional insured, as their interests may appear, with coverage in such amounts as Landlord may require (which requirement shall be consistent with business practice in the real estate business in the lower Fairfield County
Area).

                         (iii)     Any other insurance which Landlord reasonably
requests.

        Before commencing the Alterations, Tenant shall furnish evidence satisfactory to Landlord that Tenant has notified all Contractors that Landlord will not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that the Contractor may not impose any mechanic's or other lien for any labor or materials on any interest or estate of Landlord in and to the Demised Premises or the Building.

        10.2 Within 30 days after any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant, Tenant will discharge such lien, at Tenant's expense, by payment or filing of a bond required by law or otherwise. Tenant shall provide satisfactory proof of such discharge to Landlord within that 30-day period; and if Tenant fails to do so then Landlord may, but shall not be obligated to, discharge the mechanic's lien by bond or payment, or otherwise, and the cost of the discharge will be paid by Tenant to Landlord upon receipt of Landlord's invoice therefor.

        10.3 If any notice of violation is placed against the Building and that violation arises out of the Alterations, then the violation shall be cured by Tenant immediately, and if Tenant fails to do so, then Landlord may, but shall not be obligated to, cure the violation by whatever reasonable action Landlord deems to be necessary, including the removal of all or any part of the Alterations, and the cost of the action taken by Landlord shall be paid by Tenant to Landlord upon receipt of Landlord's invoice therefor.

          10.4 Except as Landlord and Tenant may otherwise agree in writing at the time the Alterations are made, all Alterations made and installed by Landlord at Landlord's expense shall be Landlord's property and shall remain upon and be surrendered with the Demised Premises as part thereof at the Expiration Date or upon termination of this Lease due to Tenant's default (both, a "Termination").

          10.5 All Alterations made and installed or paid for by Tenant, which are of a permanent nature and which cannot be removed without damage to the Demised Premises or the Building, shall become and be the property of Landlord and shall remain upon and be surrendered with the Demised Premises at the Termination, except to the extent that Landlord, at the time that it approves any Alterations, notifies Tenant that Tenant must remove any of the Alterations upon a Termination, in which event, Tenant shall, at Tenant's own expense, remove the Alterations in accordance with Landlord's request and restore the Demised Premises to its original condition, ordinary wear and tear and casualty excepted. Landlord agrees, however, that it will not require Tenant to remove anything that would be done as part of a standard office build-out. For purposes hereof, a standard office build-out shall consist of the following:

                    (a)      Drywall interior partitions

                    (b)      Entrance, exit and interior doors and hardware

                    (c)      Suspension ceiling

                    (d)      Fluorescent light fixtures and exit lights

                    (e)      Carpet and/or vinyl tile

                    (f) Electrical wiring and equipment for normal office usage

                    (g)      Fire alarm wiring and equipment and smoke detectors

                    (h)      Sprinkler piping and heads

                    (i) Distribution of heat, ventilation and air conditioning (but not supplementary HVAC)

                    (j)      Window treatments.

          10.6 Subject to Landlord's rights, if any, under Article 20 hereof, all trade fixtures, movable office furniture and equipment and any other movable property that has been furnished or paid for by Tenant ("Tenant's Personal Property") shall remain Tenant's property; and Tenant shall remove Tenant's Personal Property before any Termination.

          10.7 If any of the Alterations or Tenant's Personal Property which Tenant has the right or obligation to remove or which Landlord has requested Tenant to remove, as provided in Sections 10.5 and 10.6 ("Removable Property") are not removed within the time periods required by Sections 10.5 and 10.6, then the Removable Property shall be deemed abandoned. Landlord, at its election, may either retain some or all of the Removable Property or remove some or all of the Removable Property and dispose of the Removable Property without accountability to Tenant and Tenant shall pay to Landlord upon receipt of Landlord's invoice with appropriate back up therefor, all reasonable costs incurred by Landlord in removing, storing or disposing of the Removable Property and, in the case of Removable Property which cannot be removed without damage to the Demised Premises or the Building, the costs of restoring the Demised Premises or the Building. Tenant's obligations under Sections 10.5 and 10.6 and this Section 10.7 shall survive a Termination. The foregoing provisions of this Section 10.7 shall be without prejudice to any election by Landlord that Tenant's failure to remove Removable Property constitutes a holding over by Tenant pursuant to Section 27.2.

          10.8 Tenant shall keep records, including the Alteration Plans, copies of contracts, invoices, evidences of payment and all other records normally maintained in the real estate business relating to all Alterations and Work and of the cost thereof, and shall provide any and all of those records to Landlord at any time and from time to time at Landlord's written request, for any purpose.

          10.9 Tenant shall not place a load upon any floor of the Demised Premises exceeding a live load of 100 pounds per square foot of floor space (80+20).

          10.10 No property of any kind shall be brought upon or kept by Tenant in the Demised Premises other than as an incident to the reasonable use of the Demised Premises for the purposes permitted by this Lease. Tenant shall not move any safe, heavy equipment, freight, bulky matter or bulky fixtures ("Heavy Objects") into or out of the Building or change the location thereof in the Demised Premises without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, as long as there will be no material adverse affect on the Building or its operation (including traffic flow) as a result thereof. If the moving of any Heavy Objects requires special handling with rigging equipment, Tenant will employ only persons holding a Master Riggers license to do the moving, and all work in connection therewith shall comply with applicable Law.

          10.11 Tenant will install proper vibration eliminators on all business machines and mechanical equipment which Tenant is responsible for maintaining in such manner as will prevent any perceptible vibration.

          10.12 Tenant and Tenant's contractors will abide by Landlord's rules and regulations governing Alterations to be performed in the Building, which rules and regulations shall be uniformly applied throughout the Building.

          10.13 Upon completion of any Alterations, Tenant shall furnish Landlord, with three (3) copies each of architectural and mechanical As-Built drawings.

          10.14     In the event of any conflict between the provisions of this
Article 10 and Schedule D attached hereto, the provisions of Schedule D shall govern with respect to the Tenant Improvements.



                                  ARTICLE 11

                                    REPAIRS

          11.1 (a) Tenant shall take good care of the Demised Premises and the fixtures, appurtenances and equipment therein (collectively, "Fixtures"), and any supplemental HVAC system installed by Tenant, and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. All damage or injury to the Demised Premises and to its Fixtures which is caused by or results from (i) moving Tenant's property in or out of the Building, or (ii) the installation or removal of Tenant's furniture, Fixtures or other property, or (iii) the carelessness, omission, neglect, negligence, or improper conduct of Tenant or its employees, contractors, agents, licensees or invitees, shall be repaired, restored or replaced promptly by Tenant at its expense to the reasonable satisfaction of Landlord. Such repair, restoration and replacement shall be in quality and class equal to the original work or installation. If Tenant fails to promptly make any such repair, restoration or replacement, then the repair, restoration and replacement may be made by Landlord at the expense of Tenant (and Landlord shall provide appropriate back up therefor).

                    (b) Neither the exterior walls of the Building nor the windows and the exterior areas created by the Building set backs are part of the Demised Premises and Landlord reserves all rights to those walls, windows and setbacks, including the right to enter and temporarily store window washing and other supplies and equipment on the setback areas.

          11.2      Landlord, as part of Expenses to the extent provided for in
Section 3.1 (d) hereof, will perform all necessary repairs, replacements and maintenance of (i) the Building systems and Building structural components, including the foundation, floor slabs, roof, walls and utility lines outside of the stub locations within the Demised Premises, (ii) all utility lines, pipes, ducts, conduits and the like in the Building which run through the Demised Premises and service all parts of the Building other than the Demised Premises and all work required to keep the Demised Premises watertight (for example, the roof, gutters and downspouts), and (iii) all parking areas at the Building. Landlord will, in general, operate and maintain the Building as a first class building in Fairfield County. Landlord will commence repairs within a reasonable period of time after it is notified of the necessity of such repairs and shall diligently prosecute such repairs to completion. Notwithstanding the above, Landlord shall not be obligated to pay, as part of Expenses, and Tenant shall pay to Landlord the entire cost of all maintenance, service and repairs performed by Landlord with respect to the Building systems that are required to repair damage or injury due to the carelessness, omission, neglect, negligence or improper conduct of Tenant, its employees, contractors, agents, licensees or invitees.

          11.3 There shall be no allowance to Tenant for diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance, interruption or injury to business arising from the making or failing to make by Landlord of any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances or equipment thereof, provided that in making any repairs, replacement and maintenance, Landlord shall exercise all reasonable efforts to minimize inconvenience to Tenant in connection therewith and no action taken by Landlord under this provision shall permanently impede access to, reduce the size or otherwise diminish the utility of the Demised Premises in any material respect, including any services provided thereto.


                                  ARTICLE 12

                              REQUIREMENTS OF LAW

          12.1 Tenant, at Tenant's expense, shall comply with all Laws which impose any violations, order or duty upon Landlord or Tenant with respect to the Demised Premises, or the use or occupation thereof.

          12.2 Notwithstanding the provisions of Section 12.1, Tenant, at its expense, in its name (and whenever necessary in Landlord's name) may contest, in any manner permitted by law (including appeals to a Court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Law with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith (collectively, the "Contest") if:

                    (a) The Contest does not subject Landlord to the payment of any fine or penalty or to criminal prosecution or subject either or both of the Land and Building to lien or sale;

                    (b) The Contest does not result in a violation of any mortgage or of any ground or underlying lease;

                    (c) Before commencing the Contest, Tenant has delivered to Landlord a surety bond issued by a surety company of recognized responsibility, or other assurance reasonably satisfactory to Landlord, indemnifying and protecting Landlord against any liability, loss or injury by reason of the Contest; and

                    (d) Tenant shall promptly and diligently prosecute the Contest and keep Landlord advised at all times with reasonable promptness as to the status of the Contest.

Landlord, without liability to it and at Tenant's expense (including the payment of Landlord's attorneys, fees), shall cooperate with Tenant and execute any documents or pleadings required for the Contest, if Landlord is reasonably satisfied that the facts set forth in any such documents or pleadings are true and complete and not misleading.

          12.3 Landlord shall contest any law that Landlord is required to comply with respect to the Building, if Tenant establishes, to Landlord's reasonable satisfaction, that a contest is warranted for a first class building owner in Fairfield County.

          12.4 Except to the extent that compliance is Tenant's obligation under Section 12.1 hereof, Landlord shall comply with all Laws applicable to the Building and the Project, including Environmental Laws (as defined below). The costs thereof shall be included in Expenses to the extent provided for in
Section 3.1(d) hereof. Landlord represents that, to the best of Landlord's knowledge, the Building (other than the Demised Premises) is currently in compliance with all Laws, other than the Americans with Disabilities Act ("ADA"), provided that Landlord represents that, to the best of Landlord's knowledge, the bathrooms within the Demised Premises will, on the Rent Commencement Date, be in substantial compliance with ADA, as reasonably determined by Landlord.

          12.5 (a) Landlord represents that, to the best of Landlord's knowledge after reasonable inquiry, there has been no Release of any Hazardous Materials (as hereinafter defined) at or onto the Land or Building and that no Hazardous Materials, including but not limited to asbestos, asbestos-containing materials, lead paint or polychlorinated bi-phenyls, are present at the Land or Building in a condition that, under applicable Environmental Laws, require remediation.

                    (b) Landlord represents that, to the best of Landlord's knowledge after reasonable inquiry, the Land and Building are free from contamination by hazardous materials and do not constitute an "establishment", as that term is defined in the Connecticut Transfer Act, Conn. Gen. Stat.
Section 22a-134 et seq., as amended (the "Act").

                    (c) For purposes of this Lease, these following terms shall have the respective meanings:

                         (i)  "Environmental Laws" means any and all federal,
State of Connecticut, local or municipal written and published laws, rules, orders, regulations, statutes, ordinances, codes, or requirements of any governmental authority regulating or imposing standards of liability or standards of conduct (including common laws) concerning air, water, solid waste, Hazardous Materials, hazard communication, radioactive material, resource protection, subdivision, inland wetlands and watercourses, health protection and other environmental, health, safety, building, land use, and local government concerns.

                         (ii) "Hazardous Materials" means any petroleum,
petroleum products, fuel oil, waste oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, pollutants, toxic pollutants, herbicides, fungicides, rodenticides, insecticides, contaminant, or pesticides and including but not limited to any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment.

                         (iii)  "Release" means releasing, spilling, leaking,
pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping, or as otherwise defined under Environmental Laws. This term shall be interpreted to include both the present, past and future tense, as appropriate.

                         (iv)   "Environmental Permits" mans all permits,
approvals or registrations required to be issued to Landlord by any governmental authority, or made by the Landlord to any governmental authority, under any Environmental Laws on account of any or all of the Landlord's ownership or operation at the Building.


                                  ARTICLE 13

                  INSURANCE, LOSS, INDEMNIFICATION, LIABILITY

          13.1 Tenant shall not do or permit to be done any act or thing upon the Demised Premises which will invalidate Landlord's insurance policies covering the Building or Fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the Demised Premises which unreasonably subjects Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the Demised Premises. Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of any regulatory authority, and of the engineers of any of the Landlord's insurance carriers, relating to the Demised Premises.

          13.2 If and to the extent that, as a result of any act or omission by Tenant, the rate of fire insurance applicable to the Building in computing fire insurance premiums is increased over the rate that otherwise would apply, then in addition to any other remedies which Landlord has for any such act or omission or violation of this Lease, Tenant shall reimburse Landlord for all increases in Landlord's fire insurance premiums that result solely and directly from the increase in the rate; such reimbursement to be made on the first day of the month following the date on which Landlord pays any amount on account of the increased fire insurance premiums. In any action or proceeding in which Landlord and Tenant are parties, a schedule or `makeup' of rates for the Building or Demised Premises issued by the body making fire insurance rates for the Building or Demised Premises shall be presumptive evidence of the facts stated in the schedule or `makeup' and of the several items and charges in the fire insurance rate then applicable to the Building or Demised Premises.

          13.3 Neither Landlord nor its agents, employees or invitees ("Landlord's Parties") shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling matter, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the root, street or subsurface or from any other place or from dampness or by any other cause of whatsoever nature, unless the injury or damage is proximately caused by or due to the gross negligence of Landlord's Parties.

          13.4 Landlord's Parties shall not be liable for any damages which Tenant sustains, if any window of the Demised Premises is temporarily broken or temporarily closed, darkened or bricked up for any reason whatsoever, excluding only Landlord's unreasonable, grossly negligent and arbitrary acts; and Tenant shall not be entitled to any compensation or abatement of Total Rents or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

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

          13.5 (a) Subject to Section 13.8(a) hereof, Tenant shall indemnify, defend and hold Landlord, its agents, employees and invitees harmless from and against any and all liability, claims, suits, demands, judgments, costs, damages, fines, interest and expenses (including attorneys' fees and disbursements) incurred or suffered by Landlord, its agents, employees or invitees by reason of any breach, violation or nonperformance by Tenant, or its agents, employees, licensees, invitees or contractors of any covenant or provision of this Lease, or by reason of any damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the acts, omissions, negligence or improper conduct of Tenant, or its agents, employees, licensees, invitees or contractors in the preparation, alteration, use or occupancy of the Demised Premises. Subject to the provisions of Section 12.2, Tenant shall have the right, at Tenant's expense, to participate in the defense of any action or proceeding brought against Landlord, its agents, employees or invitees and in negotiations for settlement thereof if pursuant to this Section 13.5(a), Tenant would be obligated to reimburse Landlord for costs, damages, fines, interest or expenses incurred or suffered by Landlord. Notwithstanding any such participation by Tenant, Landlord shall have the sole right to conduct the defense or to agree to any such settlement, Tenant's participation being advisory and non-controlling only.

                    (b) Subject to Section 13.8(b) hereof, Landlord shall indemnify, defend and hold Tenant, its agents, employees and invitees harmless from and against any and all liability, claims, suits, demands, judgments, costs, damages, fines, interest and expenses (including attorneys' fees and disbursements) incurred or suffered by Tenant, its agents, employees or invitees by reason of any breach, violation or nonperformance by Landlord, or its agents, employees, licensees, invitees or contractors of any covenant or provision of this Lease, or by reason of any damage to persons or property caused by moving property of or for Landlord in or out of the Building, or by reason of or arising out of the acts, omissions, negligence or improper conduct of Landlord, or its agents, employees, licensees, invitees or contractors. Landlord shall have the right, at Landlord's expense, to participate in the defense of any action or proceeding brought against Tenant, its agents, employees or invitees and in negotiations for settlement thereof if pursuant to this Section 13.5(b), Landlord would be obligated to reimburse Tenant for costs, damages, fines, interest or expenses incurred by Tenant. Notwithstanding any such participation by Landlord, Tenant shall have the sole right to conduct the defense or to agree to any such settlement, Landlord's participation being advisory and non-controlling only.

                    (c) Landlord's and Tenant's respective obligations under this Section 13.5 shall survive the termination of this Lease.

          13.6 Tenant shall notify Landlord of all fires and accidents in the Demised Premises promptly after Tenant is aware of such fire or accident.

          13.7 Absent Landlord's fraud, Tenant will look solely to Landlord's estate and interest in the Land and the Building, or the lease of the Building or of the Building, and the Demised Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or asset of Landlord and no property of any owner, partner, shareholder or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant.

          13.8 (a) Landlord will include in its fire insurance policies, clauses pursuant to which the companies that issue the policies either or both
(i) waive all rights of subrogation against Tenant with respect to losses payable under those policies, and (ii) agree that those policies shall not be invalidated if the insured party waives in writing before a loss occurs any and all right of recovery against any party for losses covered by those policies. If any additional premium is charged for either or both of the clauses, then Landlord shall notify Tenant of that additional premium and if, within 30 days after receiving that notice, Tenant does not agree to pay that additional premium upon receipt of Landlord's invoice therefor, or if Tenant does so agree, but thereafter fails to pay that additional premium, then Landlord shall be released from the obligation to obtain those clauses.

                    (b) Tenant will obtain and maintain during the entire Term, a fire insurance policy or policies covering the full replacement value of Tenant's Personal Property, Tenant's Alterations and of all Fixtures and shall include in each such policy, clauses pursuant to which the company that issues that policy either or both (i) waives all rights of subrogation against Landlord with respect to losses payable under that policy, and (ii) agrees that the policy will not be invalidated if the insured waives in writing before a loss occurs any or all right of recovery against any party for loss covered by that policy. If any additional premium is charged for either or both of the clauses, then Tenant shall notify Landlord of that additional premium and, if within 30 days after receiving that notice, Landlord does not agree to pay that additional premium upon receipt of Tenant's invoice therefor, or if Landlord does so agree, but thereafter fails to pay that additional premium, then Tenant shall be released from the obligation to obtain those clauses.

                    (c) Landlord waives any and all rights of recovery which it might otherwise have against Tenant, its servants, agents and employees, in respect of loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent that the loss or damage is covered by Landlord's insurance, notwithstanding that the loss or damage results from the negligence or fault of Tenant, its servants, agents or employees. Tenant waives any and all rights of recovery which it might otherwise have against Landlord, Landlord's servants, agents and employees, and against every other tenant in the Building which has executed a waiver similar in substance to those described in this Section 13.8 in respect of loss or damage to Tenant's Personal Property, Tenant's Alterations or to any Fixtures in the Demised Premises, to the extent that the loss or damage is covered by Tenant's insurance, notwithstanding that the loss or damage results from the negligence or fault of Landlord, its servants, agents or employees or of such other tenant and its servants, agents or employees.

                    (d) Each of Landlord and Tenant will advise the other promptly (i) if either or both of the clauses to be included in their respective insurance policies pursuant to Sections 13.8(a) and 13.8(b) cannot be obtained,
(ii) if any such clause is obtained and thereafter is either canceled or an increased premium is charged for the clause, (iii) if the terms of any policy which would affect any such clause are changed, (iv) if any clause that previously was not obtainable becomes obtainable and/or (v) if any clause that previously was obtainable at an additional premium becomes obtainable at a lower premium.

          13.9 Tenant will provide on or before the Commencement Date and keep in force during the Term for the benefit of Landlord and Tenant a commercial general liability insurance policy, written on an occurrence basis, with limits of not less than Five Million dollars ($5,000,000.00) combined single limit coverage protecting Landlord and Tenant against any liability whatsoever occasioned by any occurrence on or about the Demised Premises or any appurtenances thereto, together with worker's compensation insurance to the extent required by law, and in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Demised Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Five Million dollars ($5,000,000.00) combined singe limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles. Such policies are to be written by good and solvent insurance companies satisfactory to Landlord (rated A or better and Class X or higher by A.M. Best Company) and shall be in such limits as Landlord may reasonably require. Such policy shall name Landlord, Landlord's first mortgagee, Landlord's managing agent and such other parties as Landlord shall require in writing from time to time as additional insureds. As of the date of this Lease, Landlord reasonably requires limits of liability thereunder of not less than the amount of Five Million dollars ($5,000,000) for bodily injury and property damage, combined single limit. Tenant may satisfy its liability insurance obligations hereunder by way of $2,000,000.00 of premium coverage and the balance in umbrella coverage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant if the required amounts of coverage for the Demised Premises are not affected as a result of a claim involving another location. Before the date on which such insurance first is required to be carried by Tenant and thereafter, at least 15 days before the effective date of renewal of any such policy, Tenant will deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. The policy or certificate, as the case may be, shall contain an endorsement that such insurance may not be canceled or modified except upon thirty days' notice to Landlord.

          13.10 Landlord shall maintain during the term of this Lease a policy or policies of insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building, on a 100% replacement cost basis.


                                  ARTICLE 14

                         DAMAGE BY FIRE OR OTHER CAUSE

          14.1 If (a) either or both of the Building and the Demised Premises are partially or totally damaged or destroyed by fire or other cause (a "Casualty"), whether or not the damage or destruction (either or both, the "Damage") resulted from the fault or neglect of Tenant, or its employees, agents, invitees or contractors, and (b) the amount of the proceeds of insurance that is made available to Landlord for the purpose of repairing the Damage is sufficient to pay the entire cost of repairing the Damage, then (if this Lease has not been terminated as is provided in this Article 14) Landlord shall repair the Damage at Landlord's expense (without limiting Landlord's rights under any other provision of this Lease), provided that Landlord shall not be required to repair or replace any of Tenant's Personal Property or Fixtures.

          14.2 (a) If either or both of the Building and the Demised Premises or access thereto are partially damaged or partially destroyed by a Casualty, then the Total Rents shall be abated to the extent that the Demised Premises have been rendered and remain untenantable during the period from the date of the Damage to the date on which the Damage is repaired.

                    (b) If the Demised Premises or a major part thereof are totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely untenantable on account of a Casualty, then the Total Rents shall abate for the period commencing on the date of the Damage and shall end on the date on which Landlord has repaired the Damage, except that if Tenant occupies a portion of the Demised Premises during that period and before the date on which the Demised Premises are made completely tenantable, then Total Rents allocable to that portion shall be payable form the date of that occupancy.

                    (c) If either or both of the Building and the Demised Premises are totally damaged or destroyed by a Casualty or if the building in which the Demised Premises are located is so damaged or destroyed by Casualty (whether or not the Demised Premises are damaged or destroyed) so as to require a reasonably estimated expenditure for repair or the Damage of more than 40 percent of the full insurable value of such building immediately prior to the Casualty, then in either such case Landlord may terminate this Lease by giving notice to Tenant to that effect within ninety (90) days after the date of the Casualty. In such event, this Lease shall terminate on the tenth day after the giving of the notice and the Total Rents shall be apportioned as of the effective date of that Termination with respect to the undamaged portion of the Demised Premises and as of the date of the Damage with respect to the damaged portion of the Demised Premises (except as to those portions which were reoccupied by Tenant). Landlord shall cause its architects or engineers to estimate, after reasonable

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

investigation, in their reasonable opinion, within thirty (30) days after the date of the Casualty, whether the Demised Premises will be untenantable following the date of the Casualty for a period of fifteen (15) months; Landlord shall provide a copy of that estimate to Tenant promptly upon its receipt by Landlord, and Tenant may, if the estimate is for more than fifteen (15) months, terminate this Lease by notice to Landlord within 30 days from the date on which Tenant receives the copy of the estimate.

          14.3 Landlord shall not be obligated to pay any damages, compensation or claim for inconvenience, loss of business or annoyance that arises from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 16 or for any delay in completing repairs or restoration which arises by reason of adjustment of insurance, labor troubles or other causes beyond Landlord's reasonable control.

          14.4      Notwithstanding any of the foregoing provisions of this
Article 14, if Landlord or the lessor of any superior lease or the holder of any superior mortgage is unable to collect all of the proceeds (including rent insurance proceeds) under policies of insurance covering Damage by a Casualty because of an illegal act by Tenant or a violation of insurance policy requirements by Tenant or by any of its employees, agents or contractors, or by reason of Tenant's failure fully to cooperate with Landlord, the superior lessor or the superior mortgagee in applying for the insurance proceeds, then in the case of that inability to collect and without prejudice to any other remedies which may be available to Landlord against Tenant, Tenant shall pay to Landlord, upon receipt of Landlord's invoice therefor, an amount that is equal to the amount of those uncollected insurance proceeds, and there shall be no abatement of Total Rents until that amount is fully paid by Tenant.


                                  ARTICLE 15

                   ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

          15.1 (a) Tenant shall not (i) assign or otherwise transfer this Lease or the term and estate hereby granted (ii) sublet the Demised Premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 9, (iii) mortgage, pledge or encumber this Lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant or otherwise (each a "Transfer"); without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

                    (b) For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest or of the general partnership interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, or the creation of new stock by which an aggregate of more than fifty (50%) percent of Tenant's stock shall be vested in a party or parties who are nonstockholders as of the date hereof, shall be deemed a Transfer except that the sale of the capital stock of any corporate tenant by the corporate tenant or by any holder of such stock through the `over-the-counter market' or through any recognized stock exchange, other than by holders of such stock who are deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, shall not be deemed to be a Transfer, (ii) a takeover agreement of a corporate tenant shall be deemed a Transfer, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15, and (iv) a modification, amendment or extension of a sublease shall be deemed a Transfer. For the purposes of this Article 15, Tenant acknowledges that it will be liable to pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and reasonable out-of-pocket expenses incurred in connection with reviewing Tenant's request for a Transfer.

          15.2 The provisions of Section 15.1 hereof shall not apply to transactions with an entity into or with

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

which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that such corporation or entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger or transfer) or, if Tenant is a partnership with a successor partnership, nor shall the provisions of clauses
(a) and (b) of Section 15.1 apply to transactions with an entity which wholly owns or is wholly owned by Tenant or which has identical ownership as Tenant. Notwithstanding anything to the contrary in this Lease, Tenant may permit any corporation or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "Related Entity") to sublet all or part of the Demised Premises for any of the purposes permitted to Tenant, or receive an assignment of this Lease provided that (i) Tenant shall not be in default in the performance of any of its obligations under this Lease beyond the expiration of applicable notice and cure periods and (ii) prior to such subletting or assignment, Tenant furnishes Landlord with the name of any such Related Entity, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant/assignee is a Related Entity of Tenant. For the purposes hereof, "control" shall be deemed to mean (a) ownership of not less than ten percent (10%) of all of the voting stock of any publicly traded corporation plus voting control of such corporation or
(b) ownership of more than 50% of the ownership interests in any non-publicly traded corporation or in any other business entities.

          15.3 Any Transfer, whether made with Landlord's consent as required by Section 15.1 hereof or without Landlord's consent pursuant to
Section 15.2 hereof, shall be made only if, and shall not be effective until, the recipient of a Transfer ("Transferee") executes, acknowledges and delivers to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes the obligations and performance of this Lease and agrees to be personally bound by all of the covenants, agreements, terms, provisions and conditions of this Lease to be performed or observed by Tenant and whereby the Transferee agrees that the provisions of Section 15.1 shall, notwithstanding the Transfer, continue to be binding upon it in the future. Notwithstanding any Transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Annual Net Rent by Landlord from a Transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the Annual Net Rent and Additional Rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease to be performed or observed by Tenant.

          15.4 The liability of Tenant for the due performance by Tenant of this Lease, shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord with any Transferee, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, and Tenant shall continue to be liable under this Lease. If any such agreement or modification operates to increase Tenant's obligations under this Lease, the liability under this Section 15.4 of Tenant (unless Tenant shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made. To require Tenant to meet its obligations as described in this Section 15.4, no demand or notice of any default other than demands and notices required under this Lease, copies of which Landlord will give to Tenant, shall be required; Tenant hereby waives any such demand or notice.

          15.5 Tenant shall not, without the consent of Landlord (including approval of the exact wording of any listing or advertisement), list or advertise or permit to be listed or advertised, or offered to any broker for listing or advertisement, all or any part of the Demised Premises. Landlord shall not unreasonably withhold, condition or delay such consent, provided that in no event shall Landlord be required to consent to any advertising of the Demised Premises for a rent that is less than the rent payable under this Lease and in no event shall any public advertisement of the Demised Premises mention the rental rate. In addition, Tenant shall not list or advertise the Demised Premises at any time when Landlord has Competing Space in the Building that is available for lease or that Landlord has commenced leasing efforts for, except that such restriction shall not apply to up to 15,000 rentable square feet of the Demised Premises that Tenant attempts to sublease

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

commencing at or around the Rent Commencement Date (the "Initial Sublease Area"). "Competing Space" shall mean any space which has a square foot size that is equal to or larger than 75% of the square footage of the portion of the Demised Premises that Tenant is attempting to sublease.

     15.6 If Tenant desires to enter into any Transfer which requires Landlord's prior consent pursuant to this Article 15, it shall notify Landlord of such intention before offering the same to any party either directly or through any broker. In no event may such an offer be made to an occupant of any part of the Building nor may such an offer be made to any other prospective Transferee unless, to the best of Tenant's knowledge, the prospective Transferee has not negotiated with Landlord for space in the Building within the six (6) month period prior to the time Landlord is first notified of Tenant's intention to Transfer. If a Transfer is thereafter arranged with a permitted Transferee, Tenant shall, at least thirty (30) days before the proposed date of consummation thereof, notify Landlord thereof and deliver to Landlord:

                    (i) Commercially adequate information concerning the nature of the business and the financial status of the proposed Transferee;

                    (ii) A copy of the proposed sublease or assignment agreement or signed term sheet or letter of intent therefor, as the case may be, signed by the proposed subtenant or assignee and by Tenant (or, in lieu thereof, a term sheet or letter of intent signed by the proposed subtenant or assignee and Tenant), which in either case shall contain all the substantive terms of the proposed sublease or assignment, including, if a sublease is involved, the term, the rent and date of commencement thereof or, if an assignment is involved, the effective date thereof and the amount of all consideration and to whom payable; and

                    (iii) Any other related information reasonably required by Landlord.

     15.7 Within the thirty (30) day period described in Section 15.6 hereof, Landlord shall have the right, exercisable by sending notice to Tenant, to exercise any of the following rights:

               (a) consent or refuse to consent to the Transfer; provided that if Landlord does not exercise any of the rights or options set forth in subsections 15.7(b), (c) or (d) below, Landlord agrees not to unreasonably withhold or delay its consent to any such Transfer, provided that in no event shall Tenant assign this Lease or sublease any portion of the Demised Premises to any tenant then occupying or leasing space in the Building or in the building to be built on Parcel 1 at any time when Landlord, or the owner of Parcel 1, has space available which would satisfy the needs of such tenant, and in no event shall Landlord be obligated to consent to an assignment or sublease with any such tenant;

               (b) in the case of a proposed assignment, cancel this Lease as to the space proposed to be assigned, in which event such cancellation shall become effective on the date of the proposed assignment. If such cancellation is only for part of the Demised Premises, then equitable adjustments shall be made to the Annual Net Rent and Additional Rent, based upon the Rentable Area of the Demised Premises that is cancelled;

               (c) in the case of a proposed subletting for a term which will expire before the expiration of this Lease, elect to recapture the portion of the Demised Premises proposed to be sublet for only the term of the proposed sublet. In such event Tenant's Annual Net Rent and Additional Rent will be reduced during such period of recapture by the lesser of (i) the same amount as Tenant would have received from the proposed subtenant, or (ii) the amount of Tenant's obligations under this Lease for the portion of the space recaptured. The recapture of the portion of the Demised Premises shall become effective on the date specified in the proposed sublease, term sheet or letter of intent; and

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

               (d) in the case of a proposed subletting, elect to accept a sublease as subtenant of Tenant on the terms offered to the proposed subtenant, except that (i) no provision of such sublease shall be any more restrictive upon the rights of Landlord as such subtenant than are the provisions of this Lease upon the rights of Tenant, (ii) there shall be no limitation as to use or prohibition against a further subletting and (iii) Tenant shall not be required to do any work for Landlord.

     Notwithstanding the foregoing, if Tenant presents Landlord with a signed term sheet under Section 15.6 above then Landlord may only exercise its rights under Sections 15.7(b), (c) or (d) hereof if it so notifies Tenant, in writing, within five (5) business days after receipt of the signed term sheet.

     If Landlord exercises its rights under Section 15.7(c) or (d) above with respect to less than all of the Demised Premises, then Landlord shall not thereafter lease or sublease, as the case may be, the portion of the Demised Premises in question to a Competitor. Landlord shall present the name of any proposed tenant or subtenant to Tenant, and such entity shall only be deemed to be a "Competitor" if Tenant can prove, to Landlord's reasonable satisfaction, that such entity is a competitor of Tenant, within ten (10) business days after submission of the name of the entity to Tenant.

     15.8      Intentionally Omitted.

     15.9 If Landlord consents to any Transfer that occurs during the Extension Term, Tenant shall in consideration therefor pay to Landlord, as Additional Rent:

               (i) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant (after subtracting all actual, out-of-pocket costs incurred by Tenant in connection therewith) by or for the account of the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then "book" or fair market value thereof determined by Tenant, subject to Landlord's reasonable approval); and

               (ii) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (after subtracting all actual, out-of-pocket costs incurred by Tenant in connection therewith), the aggregate of which exceeds the Annual Net Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate payable by Tenant) under this Lease (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, then "book" or fair market value thereof, determined by Tenant, subject to Landlord's reasonable approval).

The sums payable under this Section 15.9 shall be paid to Landlord as and when paid by the Transferee to Tenant. This Section 15.9 shall not apply to any Transfer that occurs during the initial Term of this Lease.

     15.10 Landlord's consent to any Transfer shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to all of the occupants of the Demised Premises (including Tenant and the Transferee) in addition to the terms of the sublease or assignment and, if and to the extent of a conflict between this Lease and the sublease or assignment, only as between Landlord, on the one hand, and Tenant and the Transferee, on the other, this Lease shall be controlling in the same manner as if the Transfer had not been made. Notwithstanding any Transfer, Tenant shall remain fully liable for the payment of Annual Net Rent and Additional Rent and for the performance by Tenant of all of its other obligations under this Lease. If Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any Transferee or other occupant of the Demised Premises and to apply the net amounts collected to the Total Rent, and the receipt of any such amounts by Landlord from a Transferee or other occupant of the Demised Premises, shall not be deemed or construed as releasing Tenant from Tenant's

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

obligations under this Lease or the acceptance of that Transferee as a direct tenant.

     15.11 In each subletting permitted by this Article 15, and in each further subletting with the consent of Landlord, Tenant shall include, or cause to be included, in the sublease a provision prohibiting the assignment of the sublease or subletting thereunder without the consent of the Landlord (which Landlord may withhold in its sole but reasonable discretion) in each instance obtained. If the sublease or any sublease is assigned or further sublet without the consent of Landlord obtained in each instance, then Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

     15.12 In no event shall Tenant allow the Demised Premises to be occupied by a total of more than four (4) tenants (including Tenant).

     15.13 If Tenant requires expansion space at any time during the Term and Landlord is willing to lease to Tenant the amount of space required by Tenant, substantially equal in size and configuration and competitive with respect to rents as other space (all as reasonably determined by Tenant) that maybe available at the Building by sublease or assignment, then Tenant shall not become the sublessee or assignee of any other tenant in the Building or an occupant of any of such tenant's space without Landlord's consent.


                                  ARTICLE 16

                                EMINENT DOMAIN

     16.1 If the whole of the Demised Premises, or such part thereof as will render the remainder untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect but from and after the date of the vesting of title, the Annual Net Rent shall be an amount which bears the same ratio to the Annual Net Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Demised Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Demised Premises immediately before the taking and any additional rent payable or credits receivable pursuant to Article 3 shall be adjusted to reflect the diminution of the Demised Premises. The value of the Demised Premises before and after the taking shall be determined for the purposes of this Section by an independent appraiser, said appraiser shall be chosen by arbitration pursuant to
Article 35. If only a part of the Building shall be so acquired or condemned, then (a) whether or not the Demised Premises shall be affected thereby, Landlord, at Landlord's sole option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, thirty (30) days' notice of termination of this Lease, and (b) if the part of the Building so acquired or condemned shall contain more than twenty-five percent (25%) of the total area of the Demised Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Demised Premises, Tenant may give to Landlord, within sixty (60) days following the date upon which Landlord shall have received notice of vesting of title, thirty (30) days' notice of termination of this Lease. Any dispute concerning the exercise by Landlord or Tenant of an option to terminate this Lease pursuant to this
Section 16.1 shall be submitted to arbitration pursuant to Article 35 below. In the event any such thirty (30) days notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said thirty (30) days with the same effect as if the date were the Expiration Date. If part of the Demised Premises shall be so acquired or condemned, and this Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at Landlord's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease pursuant to the provisions of this Section, the Annual Net Rent and Additional Rent shall, as to any portion of the Demised Premises that was not taken, be apportioned as of the date of such termination and any prepaid portion of Annual Net Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

     16.2 In the event of any such acquisition or condemnation of all or any part of the Building, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Except as specifically provided herein, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for all moving and relocation expenses and for the value of any Tenant's Personal Property which would be removable at the end of the Term pursuant to the provisions of Section 10.6 hereof.

     16.3 If the use or occupancy of all or any part of the Demised Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term for a period not in excess of six (6) months, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue responsibility for all of its obligations hereunder and it shall continue to pay the rent in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove, and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove, and receive the entire award as represents the cost of restoration of the Demised Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date. At the termination of such public or quasi-public occupancy prior to the Expiration Date, Tenant will, at its own expense, restore the Demised Premises as nearly as possible to the condition in which they were prior to the condemnation or taking, provided, however, that Tenant shall have no obligation to expend any sum in excess of the condemnation proceeds received by Tenant under this Section 16.3 to restore the Demised Premises in accordance with this Section. Notwithstanding the preceding provisions of this Section, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Demised Premises shall be delivered forthwith to Landlord to be held by Landlord in trust for the making of payments by Tenant as provided in this Lease.

     16.4 If the grade of any street upon which the Building is situated or abuts shall be changed by any competent authority, this Lease shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect from such authority the entire award that may be made in such proceedings. Tenant hereby expressly assigns to Landlord all of its right, title, and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

     16.5 Landlord shall promptly provide Tenant with any condemnation notices received by Landlord, if the proposed condemnation would have any material effect on the Demised Premises, access thereto, or Tenant's parking, and, upon request, will provide Tenant with copies of relevant pleadings in any condemnation action.


                                  ARTICLE 17

                      ACCESS TO DEMISED PREMISES, CHANGES

     17.1 (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits

(collectively referred to as "Conduits"), in addition to those Conduits that are in place on the Commencement Date, in and through the Demised Premises if the Conduits are installed adjacent to or concealed behind walls and ceilings. To the extent reasonably practicable, Landlord shall install the Conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the Demised Premises, provided that (i) Landlord shall exercise all reasonable efforts to minimize inconvenience to Tenant in connection therewith and (ii) no action taken by Landlord under this Article 17 shall impede access to, reduce the size or otherwise diminish the utility of the Demised Premises in any material respect, including any services provided thereto, and Landlord agrees to use commercially reasonable efforts to locate any such Conduits within the core areas of the Building.

               (b) Landlord and its agents and designees shall have the right to enter the Demised Premises as follows:

          Upon reasonable prior notice (except in emergencies or in circumstances which do not permit the giving of such notice, in either of which cases no notice shall be required) to Tenant or to any authorized employee of Tenant at the Demised Premises, at reasonable times during Business Hours, for the following purposes:

                    (1) To make such repairs and Alterations as Landlord deems reasonably necessary or which Landlord is required or has the right to make under this Lease or under any other lease in the Building. Landlord may take all materials into and upon the Demised Premises that are required for those repairs, alternations or the construction work at such time as those materials are required, provided that Landlord shall not create a safety hazard or leave materials in the Demised Premises for longer than is reasonably necessary.

                    (2) To inspect the Demised Premises for reasons specified in Landlord's notice.

                    (3) To exhibit the Demised Premises to prospective purchasers or lessees of the Building or of any interest in the Building or to prospective mortgagees, or to the holder of any mortgage on either or both of the Land and the Building.

                    (4) To comply with all Laws, as identified in Landlord's notice.

                    (5) To comply with the request to enter the Demised Premises of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or a bearer of a court order, who Landlord reasonably believes is entitled to enter the Demised Premises (but that compliance shall not be deemed a recognition by Landlord that the person or official requesting the entry has any right, interest or authority).

                    (6) To comply with the demand of any agency, department or bureau of any government.

               (c) Except as otherwise specifically provided in this Lease, the proper exercise by Landlord of any right described in this Section 17.1 shall not constitute a total or partial eviction of Tenant, and shall not entitle Tenant to abate its Total Rents or to make any claim against Landlord by reason of that exercise or by reason of interruption of Tenant's business, or otherwise. In exercising its rights under this Section 17.1, Landlord will use reasonable diligence in order to minimize disturbance to Tenant, but Landlord shall not be required to exercise its rights in such manner as will result in its paying overtime or premium pay to employees.

     17.2 Landlord may change the arrangement or location of parking areas, common areas, sidewalks, public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets or other parts of the Building or the Project, except that the Landlord may not cut off access to the Building and shall not unreasonably obstruct access to, or unreasonably interfere with Tenant's use or enjoyment of, the Demised Premises and provided that Landlord may only make any such change within the portion of the Building that is building A if such change is required by Law, required in connection with a necessary repair or replacement or required in connection with the normal and efficient operation of the Building. The exercise by Landlord of any right described in this Section 17.2 shall not constitute a total or partial eviction of Tenant, and shall not entitle Tenant to abate its Total Rents or to make any claim against Landlord.

     17.3 Neither this Lease nor any use by Tenant of any public area or convenience will give Tenant any right or easement for that use, and Landlord may regulate or discontinue that use upon reasonable prior notice to Tenant, to the extent possible, at any time and from time to time without liability to Tenant and without affecting Tenant's obligations under this Lease.

     17.4 Twelve months before the expiration of the Term, Landlord may (upon reasonable prior notice to Tenant, which notice may be oral) exhibit the Demised Premises to prospective tenants.

     17.5 If Tenant or any authorized employee of Tenant is not personally present to permit entry into the Demised Premises at any time when entry into the Demised Premises is necessary by reason of emergency, then Landlord and Landlord's agents may forcibly enter the Demised Premises without rendering Landlord or its agents liable for such entry (if Landlord and Landlord's agents accord reasonable care to Tenant's property) and without in any manner affecting this Lease. Tenant shall not be liable to Landlord or Landlord's agents for any injury or damage caused by Landlord's or Landlord's agent's exercise of Landlord's rights under this Article 17.


                                  ARTICLE 18

                                    DEFAULT

     18.1 This Lease and the term and estate granted by this Lease are subject to the limitation that if (a) Tenant makes an assignment of Tenant's property for the benefit of creditors, or (b) Tenant files a voluntary petition under any bankruptcy or insolvency law (either, a "Creditor's Law"), or (c) an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under a Creditor's Law, or (d) a petition is filed by or against Tenant under the reorganization provisions of any Creditor's Law, or (e) a petition is filed by Tenant under the arrangement provisions of any Creditor's Law, or (f) a petition by Tenant under the arrangement provisions of any Creditor's Law, or (g) a permanent receiver of Tenant or for Tenant's property is appointed, then in any of those six events Landlord may (i) if the event occurs with the consent or acquiescence of Tenant, at any time after Landlord becomes aware or receives notice of the occurrence, or (ii) if the event occurs without Tenant's consent or acquiescence, at any time after the event continues for 60 days, give to Tenant a notice of intention to end the Term at the expiration of five days from the date of service of Landlord's notice of intention, and at 5:00 P.M. on the last day of the five-day period, this Lease and the Term and estate granted by this Lease, whether or not the Term has commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 20.

     18.2 If any of the following events ("Events of Default") occurs, then Landlord may give to Tenant a notice of intention to end the Term in which event, this Lease and the Term and the estate granted by this Lease, whether or not the Term has commenced, will terminate at 5:00 p.m. on the day specified in Landlord's notice to Tenant, with the same effect as if that time were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 20:

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

               (a) If Tenant defaults in the payment of any of the Annual Net Rents or any scheduled payment of Additional Rent for more than five (5) days after the day on which the payment is due, provided that Tenant shall be entitled, not more than one (1) time in any twelve (12) month period, to written notice that a payment was not made when due, and ten (10) days after receipt thereof, in which to make the payment, before being in default hereunder.

               (b) If Tenant fails to pay any unscheduled payment of Additional Rent within thirty (30) days after receipt of an invoice therefor from Landlord.

               (c) If Tenant defaults in the performance of any obligation under Article 9 and if that default is not cured by Tenant within 24 hours after Landlord has given to Tenant a notice specifying the default if the default consists of an illegal use or a use that presents a health or safety risk, and otherwise within two (2) business days after notice from Landlord; in any event, Tenant shall have such additional time as is reasonably necessary to make any necessary restorations to the Demised Premises as a result thereof, as long as Tenant promptly commences the same and diligently pursues the restorations to completion.

               (d) If this Lease or the Term or the estate granted by this Lease would or does by operation of law or otherwise devolve upon any person or entity other than Tenant, except in accordance with Article 15.

               (e) if Tenant abandons the Demised Premises (which shall not consist of merely failing to occupy the Demised Premises).

               (f) If Tenant does or permits anything (other than as provided in paragraphs (a) and (b) of this Section 18.2) to be done or to exist, whether by action or inaction, in violation of any of Tenant's obligations under this Lease, and Tenant fails to remedy that violation within 15 days after Landlord has given to Tenant a notice specifying the violation, except that (i) if the violation cannot be completely remedied within the period of 15 days, and (ii) the continuation of the violation for the period that Landlord reasonably estimates is required to completely remedy the violation will not (x) subject Landlord to the payment of any fine or penalty or to criminal prosecution or subject either or both of the Land and Building to lien or sale, or (y) result in a violation of, or the termination of, any mortgage or any ground or underlying lease, and (iii) within the 15-day period, Tenant notifies Landlord of Tenant's intention to completely remedy the violation with due diligence, and
(iv) within the 15-day period Tenant commences and thereafter diligently and continuously takes all steps necessary to completely remedy the violation and does completely remedy the violation within such time after the date of Landlord's notice as reasonably is necessary, then Landlord shall not have the right to give the notice of termination to end the Term as described in this
Section 18.2.


                                  ARTICLE 19

                       RE-ENTRY BY LANDLORD, INJUNCTION

     19.1 If an Event of Default occurs, then Landlord and Landlord's agents and employees may at any time thereafter, re-enter all or any part of the Demised Premises, by summary dispossess proceedings or by any action or proceeding at law (a "Re-entry") without Landlord's being liable to indictment, prosecution or damages as a result of the Re-entry (except for Landlord's gross negligence or willful misconduct), so that upon the Re-entry Landlord will have, hold and enjoy the Demised Premises free of any rights of Tenant under this Lease. In the event of any termination of this Lease pursuant to Article 18 or pursuant to any summary dispossess or other proceedings or action or any provision of law by reason of Tenant's default (an "Early Termination") or in the event of a Re-entry, Tenant shall pay to Landlord the Total Rents that are payable by Tenant to Landlord up to the time of the Early Termination or Re-entry, as the case may be, and in addition, shall pay to

Landlord damages as provided in Article 20.

     19.2 In case of a breach or a threatened breach by Tenant of this Lease, Landlord shall have the right, to the extent permitted by law, of injunction. Special remedies to which Landlord may resort under this Lease are cumulative and are not intended to be exclusive of any other remedy or means of redress to which Landlord lawfully may be entitled, and Landlord may invoke any one or more remedies and means of redress allowed at law or in equity in the same manner and to the same extent as if specific remedies were not provided for in this Lease.

     19.3 If an Early Termination or a Re-entry occurs, then in either of those events, Landlord may retain all monies that have been paid by Tenant to Landlord, whether as advance rent, security or otherwise, and Landlord shall credit those monies against the payment of any amounts of the Total Rents that are due at the time of the Early Termination or the Reentry, or against the payment of any damages that are payable by Tenant under Article 20 or pursuant to Law.

     19.4 Tenant, for itself and on behalf of any person claiming through or under it, including creditors of all kinds, waives any and all rights of redemption granted under any present or future Laws if Tenant is being evicted or dispossessed for any cause, or if Landlord obtains possession of the Demised Premises by reason of a violation by Tenant of this Lease or otherwise.


                                  ARTICLE 20

                                    DAMAGES

     20.1 (a) In the event of an Early Termination or a Re-entry, Tenant shall pay to Landlord as damages, as Landlord elects, either:

                    (x) An amount which, on the date of Early Termination or Re-entry, as the case may be (each of which date is referred to as the "Termination Date"), equals the aggregate of the Total Rents which would have been payable by Tenant during the period (the "Default Period") commencing on the Termination Date and ending on the Expiration Date (conclusively presuming that all items constituting Additional Rent increase during the Default Period at a rate that is equal to the average of the rate of increase of those items that occurred during the shorter of the period from the Commencement Date to the Termination Date or the three years immediately preceding the Termination Date), less the fair and reasonable rental value of the Demised Premises for the Default Period, both discounted to present value at the rate of 9% per annum, or

                    (y) sums that are equal to the Total Rents which would have been payable by Tenant had this Lease not so terminated or had the Re-entry not occurred, which shall be paid by Tenant upon the due dates specified in this Lease that occur during the Default Period, except that if Landlord relets all or any part of the Demised Premises during the Default Period, then Landlord shall credit Tenant with the net rents (after deduction of the reasonable expense of reletting referred to in Section 20.1(b)) if, as and when those rents are received by Landlord from the reletting. Any reletting may be for a period shorter or longer than the remaining Term. Tenant shall not be entitled to receive any excess of the rents collected under the reletting over the Total Rents, or to a credit in respect of any rents from a reletting, except to the extent that those rents actually are received by Landlord. Landlord shall use commercially reasonable efforts to mitigate its damages, and the amount of the credit to be given by Landlord to Tenant shall be reduced by the reasonable costs incurred by Landlord in taking that action. If all or any part of the Demised Premises are relet in combination with space that is not included within the Demised Premises, then the rent received from that reletting and the reasonable expenses of the reletting shall be apportioned to the portion of that space that is within the Demised Premises in the percentage that the area of the Demised Premises within that space bears to the total area of that space.

               (b) In addition to all damages recoverable under Section 20.1(a), Tenant shall pay to Landlord as damages an amount that is equal to the reasonable expenses incurred by Landlord in terminating this Lease or in respect of a Re-entry and in securing possession of the Demised Premises, including reasonable attorneys' fees and disbursements, reasonable expenses of reletting including altering and preparing the Demised Premises for new tenants, brokers' commissions and attorneys' fees and disbursements, and all other reasonable expenses incurred by Landlord in connection with the re-rental of the Demised Premises.

               (c) If all or any part of the Demised Premises is relet upon an arm's-length basis for all or any part of the Default Period, then the amount of rent provided for upon that reletting shall be conclusively presumed to be the fair and reasonable rental value for the area so let. No such reletting shall constitute, surrender or an acceptance of a surrender.

     20.2 Landlord may sue for the recovery of damages under this Article 20 or any installments on account thereof at any time and from time to time at its election. Landlord shall not be required to postpone suit until the Expiration Date. Nothing contained in this Article 20 shall be construed (a) to limit or preclude recovery by Landlord from Tenant of any sums or damages to which, in addition to the damages described in Section 20.1, Landlord would lawfully be entitled by reason of Tenant's default, or (b) to limit or prejudice Landlord's right to prove for and obtain as liquidated damages by reason of the Early Termination of this Lease or a Re-entry, an amount that is equal to the maximum allowed by any Law in effect at the time when, and governing the proceedings in which, those damages are to be proved, whether or not the amount is greater or less than any of the amounts referred to in Section 20.1.

     20.3 If Tenant fails to pay when due any installment of Annual Net Rent or any payments of Additional Rent, then Tenant shall pay a late charge of $.05 for each $1.00 of such installment or payment. The late charges imposed hereunder are intended to compensate Landlord for additional expenses incurred by Landlord in processing such late payments. Nothing herein contained shall be intended to violate any applicable law, code or regulation, and all instances all such changes shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each month that a late payment is not made.


                                  ARTICLE 21

       LANDLORD'S AND TENANT'S RIGHTS TO PERFORM THE OTHER'S OBLIGATIONS

     21.1 If Tenant defaults in the performance of this Lease, then Landlord may, but shall not be obligated to, take such action (the "Remedial Action") which, if it had been taken by Tenant, would remedy that default (a) immediately and without notice to Tenant in case of emergency, and (b) in any other case if, after reasonable written notice, Tenant has failed to remedy the default with all reasonable dispatch within the applicable grace period for curing the default. The taking of the Remedial Action by Landlord shall not constitute a waiver by it of the default. If Landlord makes any reasonable expenditure or incurs any obligation for the payment of money in connection with taking the Remedial Action or otherwise in connection with the default, including reasonable attorneys' fees in instituting, prosecuting, or defending any action or proceeding, then Tenant shall pay the amount thereof to Landlord, with interest at the Interest Rate from the date of Landlord's expenditure until the date of Tenant's payment, upon receipt of Landlord's invoice therefor.

     21.2 Notwithstanding any other provision contained herein to the contrary, in the event that Landlord breaches any of its obligations under this Lease (including without limitation the payment of the Tenant Improvement

Allowance) and such breach continues for a period of twenty (20) days after receipt of written notice from Tenant, then if Tenant delivers a second notice and Landlord fails to commence to cure such breach within five (5) days after receipt of such second notice and thereafter diligently pursue the cure to completion, or contest the existence of the breach in writing and in good faith, then Tenant may, but shall not be obligated to, cure such breach and Landlord shall reimburse Tenant's reasonable out-of-pocket costs incurred in connection with effecting such cure with fifteen (15) days after Landlord's receipt of Tenant's bill (and confirming statements and invoices) therefor. If Landlord contests the existence of a breach as aforesaid, and the contest is revolved in Tenant's favor, then Tenant shall have the right to cure the breach if, within ten (10) days thereafter, Landlord fails to commence and diligently pursue the cure to completion.


                                  ARTICLE 22

                                  DEFINITIONS

     22.1 The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the lessee under a lease of the Building or of the Land and Building). Accordingly, if (a) title to the Land and Building or to the lessee's interest under such a lease is transferred, or (b) a lease of the Building, or of the Land and Building is entered into by Landlord or any successor to Landlord, then upon notification to Tenant of the transfer or lease the transferor (whether it is Landlord or any successor of Landlord) shall be freed and relieved of all obligations of Landlord under this Lease with respect to any period subsequent to the transfer. It shall be deemed and construed to be a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Land and Building or any such lessee's interest in a lease of either or both of the Land and the Building or the lessee of the Building or of the Land and Building, that the transferee or the lessee has assumed and agreed to perform the obligations of Landlord under this Lease with respect to the period from the effective date of the transfer to the effective date of any subsequent transfer.

     22.2 The term "Business Day" shall mean every day other than Sundays and all days observed by the Federal or Connecticut State government as legal holidays.

     22.3 The term "Business Hours" shall mean the hours of 7:00 A.M. to 8:00 P.M. Mondays through Fridays that are Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays that are Business Days.

     22.4 The term "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 3% above the Prime Rate, and (b) the maximum applicable legal rate, if any.

     22.5 The term "Laws" shall mean laws, statutes and ordinances (including building codes and zoning regulations, and ordinances) and the orders, rules, and regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the Demised Premises or any part thereof, or the sidewalks, curbs or area adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

     22.6 The term "Prime Rate" shall mean a rate per annum equal to the prime rate as announced from time to time by The Chase Manhattan Bank, New York, New York or any successor thereto.

     22.7      The following rules of construction shall apply to this Lease:

               (a) The words "include" and "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

               (b) All references to numbered Articles or Sections are references to the Articles and Sections of this Lease unless otherwise expressly designated in context.

               (c) Unless other payment dates are provided in this Lease, all payments of any kind to be made by Tenant to Landlord under this Lease other than Annual Net Rent (which shall be payable without notice or invoice), including reimbursements by Tenant to Landlord of costs incurred by Landlord, shall be payable by Tenant to Landlord within fifteen (15) days after receipt by Tenant of Landlord's invoice therefor.

               (d) The term "Person" shall include natural persons, firms, partnerships, corporations and any other public or private legal entity.

               (e) The terms "provisions," "terms," "conditions," "covenants," "requirements," "obligations" and other words of similar import shall be deemed to include all of those terms, where the context so permits.

               (f) The term "this Lease" shall be deemed to include all of the provisions of this Lease.

               (g) In any instance in which consent or approval by Landlord is required under this Lease, it shall be deemed to be preceded by the word "prior."

               (h) The terms "failure," "violation," "default," "breach" and words of similar import shall be deemed to include all of those terms where the context so permits.

               (i) The terms "costs," "expenses," "obligations," "liabilities" and words of similar import shall be deemed to include all of those terms where the context so permits.

               (j) The use of the singular or the plural shall be deemed to include the plural and the singular, as the case may be, where the context so permits.

               (k) The use of the conjunctive shall be deemed to include any, both or all of the terms which are joined, where the context so permits.

     22.8 No right or requirement of inspection, consent or approval that is given to Landlord or is required to be obtained by Tenant under this Lease and no making of any inspection or granting of any consent or approval by Landlord shall constitute (a) a release of Tenant from any obligation that it has under this Lease, or (b) a warranty, guarantee, or assurance by Landlord regarding (i) the subject of the inspection, consent or approval, or of results thereof, or (ii) the conformity with law or with this Lease of the subject matter of the inspection, approval or consent. Tenant shall have no right to rely upon any such inspection, approval or consent as an assurance of conformity with any requirement imposed on Tenant in performing its obligations under this Lease.


                                  ARTICLE 23

                          INVALIDITY OF ANY PROVISION

        23.1 If any provision of this Lease or the application thereof to any circumstance or to any person is invalid or unenforceable to any extent, the remaining provisions of this Lease or the application thereof to any circumstance or to any person other than that as to which any provision is held invalid or unenforceable, shall not be affected thereby and each remaining provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.


                                  ARTICLE 24

                                   BROKERAGE

        24.1 Landlord and Tenant each represents to the other that it has had no dealings or communications with any brokers or agents other than Cushman & Wakefield of Connecticut, Inc. in connection with the consummation of this Lease and the prior negotiation thereto. Landlord and Tenant agree to pay, hold harmless and indemnify the other from and against any and all claims, losses, costs, expenses (including reasonable attorneys' fees) and liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers set forth in this Section 24.1 with respect to this Lease or the negotiation thereof.


                                  ARTICLE 25

                      CERTIFICATE OF TENANT AND LANDLORD

        25.1 Each party will, at any time and from time to time, as requested by the other party, upon not less than ten days' prior notice, execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), certifying the dates to which the Annual Net Rent and the Additional Rent have been paid, and stating whether, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

        25.2 Except for the first month's rent hereunder, Tenant will pay no rent under this Lease more than 30 days in advance of its due date, if so restricted by any existing or future ground or underlying lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground or underlying lessor or the holder of such mortgage, and Tenant will not exercise any right to terminate this Lease or to remedy any default by Landlord and deduct the cost thereof from the Total Rents until Tenant has given notice of that default to the ground or underlying lessor and to the holder of any mortgage on the fee or the ground or underlying lease who has furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying the default has elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy the default. Tenant shall not exercise any right pursuant to this Section 25.2 if the holder of any mortgage or such lessor commences to cure the default within a reasonable time and diligently prosecutes the cure.


                                  ARTICLE 26

                    LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL

        26.1 Landlord and Tenant each waives trial by jury in any action brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of

Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for nonpayment of rent, then Tenant will not interpose any non-compulsory counterclaim in any such action. Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights by any present or future law to redeem the Demised Premises, or to any new trial in any action or ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection.


                                  ARTICLE 27

                             SURRENDER OF PREMISES

        27.1  Upon the expiration or other termination of the Term, Tenant shall
(a) quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and tear and damage by casualty excepted, (b) remove all of its property as herein provided, and (c) remove Alterations, to the extent required under Section 10.5 hereof. Tenant's obligation to observe or perform this covenant shall survive the Termination.

        27.2 If Tenant fails to surrender possession of the Demised Premises upon Termination, then Landlord may elect, by notice to Tenant, to treat Tenant as a holdover upon a month to month basis at a rent equal to the greater of (a) the then current fair market rental value of the Demised Premises, or (b) 1 3/4 times the Annual Net Rent and Additional Rent per month which Tenant was required to pay during (or in the case of Additional Rent, on account of or attributable to) the calendar month immediately prior to Termination. If the Demised Premises are not surrendered upon Termination, then Tenant shall indemnify and hold harmless Landlord against and from any loss, costs, liability or expenses (including attorneys' fees) resulting from the failure to surrender, including any claims made by any succeeding lessee founded upon such delay. Nothing contained in this Section 27.2 shall be deemed to give to Tenant any right to fail to surrender possession or to hold over, and the provisions of this Section 27.2 shall not constitute an offer to rent on a month-to-month basis or at the rent set forth above.

        27.3 If the last day of the Term falls on a Sunday or a legal holiday then this Lease shall end on the immediately preceding Business Day. If Tenant has removed all of its personnel and all or substantially all of its property from the Demised Premises or any full floor constituting a part of the Demised Premises at any time during the last month of the Term, then upon that removal Landlord may, with Tenant's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, enter and alter, renovate and redecorate the Demised Premises or any vacated full floor, without elimination, diminution or abatement of rent, or incurring any liability to Tenant, and such acts by Landlord shall have no effect upon this Lease, except that Tenant shall have no obligations relating to the condition or use of the portion of the Demised Premises that Landlord enters, nor any liability to Landlord regarding anything that occurs within the portion of the Demised Premises that Landlord enters, on or after the date that Landlord enters such portion of the Demised Premises.


                                  ARTICLE 28

                             RULES AND REGULATIONS

        28.1 Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule G attached hereto and made part hereof and
                         ----------
such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt (together, the "Rules and Regulations"). If there is any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Reasonable written notice of any change in the Rules and

Regulations shall be given to Tenant. The Rules and Regulations shall be applied and enforced uniformly against all tenants in the Building, except to the extent that uniform applicability and enforcement is not appropriate, provided that Landlord shall not be liable to Tenant for any violation of the Rules and Regulations by any other tenant or its servants, employees, agents, visitors or licensees, except to the extent caused by Landlord's gross negligence or willful misconduct.

        Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the provisions of any other lease against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.


                                  ARTICLE 29

                            CONSENTS AND APPROVALS

        29.1 Wherever in this Lease Landlord's consent or approval is required, such consent or approval shall only be effective if in writing. If Landlord delays or refuses to give such consent or approval, then Tenant shall not be entitled to make any claim for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval, unless Tenant can establish that a consent or approval was withheld capriciously and in bad faith. Tenant's sole remedy, except in the case of capriciousness and bad faith, shall be an action or proceeding for specific performance, to enforce Landlord's obligation, if any, to give such consent or approval, or for a declaratory judgment.


                                  ARTICLE 30

                                    NOTICES

        30.1 Any notice or demand, consent, request, approval or disapproval, or statement (any of which is referred to as a "Notice") required to be given under this Lease, or by any Law shall be in writing. Unless otherwise required by Law, the Notice shall be deemed to have been served and given when the Notice is hand delivered or mailed enclosed in a securely sealed postpaid wrapper by registered or certified mail or by nationally recognized, overnight courier providing evidence of receipt sent priority overnight to Landlord or Tenant, as the case may be, at the address of such party set forth on page 1 of this Lease. Notices to Landlord shall be also addressed to the attention of the building manager at the Property and to Landlord's corporate offices at 24 Richmond Hill Avenue, Stamford, CT 06901, to the attention of President, Real Estate Group, with a copy of all such notices to Landlord to be sent to Rogin, Nassau, Caplan, Lassman & Hirtle, LLC, CityPlace 1, 22nd Floor, Hartford, CT 06103 Attn: Peter
S. Sorokin, Esq. After Tenant occupies the Demised Premises, the address of Tenant for Notices shall be the Building. Copies of notice to Tenant shall be sent to Robinson & Cole LLP. Financial Centre, 695 East Main Street, Stamford, CT 06904-2305 Attn: Frank L. Baker, Esq., and to Cushman & Wakefield of Connecticut, Inc., Four Stamford Plaza, 8th Floor, Stamford, CT 06902 Attn:
Kevin M. Foley. Either party, by a Notice, may designate a different address or addresses for Notices.

        30.2 Either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one person designated in the request, in addition to Landlord or Tenant, as the case may be, service to be effected as provided in Section 30.1.


                                  ARTICLE 31

                                   NO WAIVER

        31.1 No agreement to accept the surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Demised Premises before Termination. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a Termination or a surrender of the Demised Premises. If Tenant desires to have Landlord sublet all or any portion of the Demised Premises for Tenant's account, then Landlord or Landlord's agents are authorized to receive the keys for that portion of the Demised Premises intended to be sublet without releasing Tenant from any of its obligations under this Lease, and Tenant releases Landlord from any liability for loss or damage to any of Tenant's property in connection therewith.

        31.2 Either party's failure to seek redress for violation of, or to insist upon the strict performance of, this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act by the breaching party, which would originally have constituted a violation or failure strictly to perform by Tenant, from having all the force and effect of an original violation. Landlord's failure to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any of the Rules and Regulations. The receipt by Landlord and/or payment by Tenant of any of the Total Rents with knowledge of the breach of this Lease by the other party shall not be deemed to be a waiver of that breach. No provision of this Lease shall be deemed to have been waived , unless such waiver is in writing signed by the waiving party.

        31.3 No payment by Tenant or receipt by Landlord at any time of any amount on account of Annual Net Rent or Additional Rent that is less than the amount of either that is due at that time shall be deemed to be other than on account of such unpaid amounts of the Total Rents as Landlord may determine in accordance with Section 36.8. No endorsement by Landlord of a check for or acceptance by Landlord of any payment on account of the Total Rents shall be deemed to be an accord and satisfaction, and Landlord may accept any such check or payment in a lesser amount than is due without prejudice to Landlord's right to recover the balance of the Total Rents and to pursue any other remedy under this Lease. The receipt and retention by Landlord of payments on account of the Total Rents from any person other than Tenant shall not be deemed to be a waiver of any provision of this Lease to be performed by Tenant or the acceptance of such person as a lessee or the release of Tenant from its further performance of this Lease.

        31.4 This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


                                  ARTICLE 32

                                   CAPTIONS

        32.1 The captions in this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or the intent of any provision of this Lease.


                                  ARTICLE 33

                             INABILITY TO PERFORM

        33.1 If, by reason of (a) strike, (b) labor troubles, (c) governmental preemption in connection with a national emergency, (d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause (f) severe weather conditions, (g) industry-wide inability to obtain materials or services; (h) fire or other casualty, earthquake, floods or other similar significant acts of god; (i) explosion, sabotage or accident; or (j) any cause beyond Landlord's reasonable control, any of the foregoing being referred to herein as "Force Majeure" or a "Force Majeure Event" Landlord is unable to perform or is delayed in performing any of its obligations under this Lease or is unable to supply or is delayed in supplying any service which Landlord is obligated to supply, then Landlord shall have no liability in connection with that inability and this Lease and Tenant's obligation to perform all of Tenant's obligations under this Lease shall in no way be affected, impaired or excused as long as the conditions in (a) through
(j) above apply. No condition that can be cured with the payment of a commercially reasonable amount of money shall be deemed to be a Force Majeure Event. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided that nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder. No reliance by Landlord or Tenant upon this Section shall limit or restrict in any way the other party's right of self-help as provided in this Lease. Neither Landlord nor Tenant shall be entitled to rely upon this Section unless it shall advise the other party in writing of the existence of Force Majeure preventing the performance of an obligation within ten (10) business days after the commencement of the Force Majeure.


                                  ARTICLE 34

                        NO REPRESENTATIONS BY LANDLORD

        34.1 Except as otherwise specifically provided in this Lease, Landlord and Landlord's agents have made no representations or promises with respect to the Building or Demised Premises and Tenant acknowledges that it has not relied on any representations or promises except as set forth in this Lease.

       34.2 Notwithstanding anything to the contrary contained in the Lease, Landlord hereby represents to Tenant as follows:

              (a) Landlord is the lessee of the Land and Building under a lease with Louis Dreyfus Corporation, which is the sole fee simple owner of the Land;

              (b) The Building is not subjected to control or tax by any improvement, utility, beautification or similar private district or association; and

              (c) Office uses are permitted uses under the zoning ordinances of the Town of Wilton that are applicable to the Building.


                                  ARTICLE 35

                                  ARBITRATION

        35.1 In any case specified in this Lease in which resort to arbitration is required, such arbitration shall be held in Connecticut in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering the decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction. Each party shall be responsible for paying all of its own costs (including legal fees and disbursements) relating to the arbitration.


                                  ARTICLE 36

                                 MISCELLANEOUS

        36.1 Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Connecticut.

        36.2 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

        36.3 Except as otherwise expressly provided in this Lease, each provision of this Lease to be performed by Tenant or Landlord shall be deemed and construed as a separate and independent covenant of Tenant or Landlord, not dependent on any other provisions of this Lease.

        36.4 All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

        36.5 Time shall be of the essence with respect to the exercise of any option granted under this Lease.

        36.6 Except as otherwise provided in this Lease, whenever payment of interest is required by the terms hereof, it shall be at the Interest Rate.

        36.7 Tenant shall not record this Lease, or a memorandum of this Lease, at any time. A violation of this provision shall be deemed a default under this Lease.

        36.8 If Tenant is in arrears in payment of any amount of the Total Rents, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items payable by Tenant that Landlord it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

        36.9 The provisions of this Lease shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and assigns, except that no assignment or subletting in violation of the provisions of
Article 17 shall operate to vest any rights in any successor assignee or subtenant.

        36.10 This Lease shall not be binding upon Landlord unless and until it is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.


                                  ARTICLE 37

                               SECURITY DEPOSIT

        37.1 Tenant shall deposit with Landlord the sum of Two Million Four Hundred Eighty-one Thousand Three Hundred Twenty-five and 00/100 Dollars ($2,481,325.00) (the "Security Deposit"), and which Landlord shall be entitled to continue to hold as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of this Lease. One Million Two Hundred Forty Thousand Six Hundred Sixty-two Dollars and 50/100 ($1,240,662.50) of the Security Deposit shall be deposited with Landlord upon the execution of this Lease, and $1,240,662.50 of the Security Deposit shall be deposited with Landlord on or before January 10, 2001. Provided that no default by Tenant under this Lease, beyond applicable notice and cure periods, has theretofore occurred, the amount of the Security Deposit shall be reduced, on each anniversary of the Rent Commencement Date starting with the sixth (6th) such anniversary, by $206,777.08. In the event that Tenant defaults, after the expiration of any applicable notice and/or cure periods, in respect to any of the terms, provisions, and conditions of this Lease, including, without limitation, the payment of Annual Net Rent and Additional Rent, Landlord may use, apply, or retain the whole or any part of the Security Deposit to the extent required for the payment of any Annual Net Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including without limitation, any damages or deficiency in reletting the Demised Premises accrued before or after any summary proceedings or other re-entry be Landlord. Landlord shall provide Tenant with a statement that details the items that Landlord is applying the Security Deposit against, within thirty (30) days after any such application.

        37.2 Notwithstanding Section 37.1 above, in lieu of a cash Security Deposit, Tenant may obtain and deliver to Landlord an unconditional, irrevocable letter of credit, in the then required amount of the Security Deposit (the "Letter of Credit"). Tenant shall be responsible, at its sole cost, for paying any and all letter of credit or other fees due to the issuer of the Letter of Credit. Such Letter of Credit shall be provided by a bank that is reasonably acceptable to Landlord, shall permit partial draws, shall be assignable by Landlord (without any cost to Landlord) and shall be for an initial term of one year and be automatically renewable (i.e. "Evergreen") for successive one year periods (unless Landlord receives notice of non-renewal at least ten (10) days prior to the expiration of the Letter of Credit), so that it remains outstanding for as long as the Lease is in effect, and shall otherwise be in a form that is reasonably acceptable to Landlord. The Letter of Credit must be able to be drawn upon in New York City or elsewhere if approved by Landlord. In the event of any default by Tenant under this Lease, Landlord shall be entitled to draw upon the Letter of Credit to the extent of, and to reimburse Landlord for, any and all damages owed to Landlord by Tenant as a result of such default. If at any time the Letter of Credit is due to expire or Landlord receives notice that it will expire and Landlord has not received written evidence of the renewal thereof at least ten (10) days before such expiration, Landlord may draw upon the Letter of Credit for the full amount thereof in which event the proceeds shall become a cash Security Deposit subject to the provisions set forth above. Tenant shall, if requested by Landlord, have the Letter of Credit issued directly to Lessor's first mortgagee.

        37.3 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit or Letter of Credit, except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant within thirty (30) days after the Expiration Date or such earlier termination date of this Lease and after Tenant has delivered entire possession of the Demised Premises to Landlord in accordance with all of the terms and provisions of this Lease.

        37.4 Tenant agrees that in the event Landlord draws upon the Letter of Credit or applies any portion of the Security Deposit in accordance with the provisions of this Lease, Tenant will immediately upon demand of Landlord replace the drawn upon Letter of Credit with a new Letter of Credit in the full amount of the drawn upon Letter of Credit, or reimburse or pay Landlord for the amount of the Security Deposit so applied so that the amount constituting the Security Deposit or Letter of Credit during the term of this Lease shall always be equal to the then required amount of the Security Deposit.

        37.5 In the event of a sale or leasing of the Building, or of the portion of the Building in which the Demised Premises are located, Landlord shall have the right to transfer the Letter of Credit or Security Deposit to the vendee or lessee and provided that such transferee assumes this Lease and Landlord's obligations hereunder that accrue on and after the date of the transfer, and Tenant is provided with notice of such assumption, Landlord shall thereupon be released by Tenant from all liability for the return of the Letter of Credit or Security Deposit and it is agreed that the provisions hereof shall apply to event transfer or assignment made of the Letter of Credit or Security Deposit to a new Landlord.

        37.6 Tenant further agrees that it will not assign or encumber or attempt to assign or encumber the moneys constituting the Letter of Credit or any moneys constituting the Security Deposit, and that neither Landlord nor is successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.


                                  ARTICLE 38

                              EXTENSIONS OF TERM

       38.1 (a) Tenant shall have the right to extend the term of this Lease for one (1) five (5) year term, such extension term to commence on the date immediately succeeding the Expiration Date and to end on the last day of the month in which occurs the fifth (5th) anniversary of the Expiration Date (the "Extension Term"), provided that:

                   (i) Tenant shall give Landlord notice (hereinafter called an "Extension Notice") of its election to extend the term of this Lease no later than fifteen (15) months prior to the Expiration Date;

                   (ii) Tenant is not in default of any obligations under this Lease (which, with respect to non-monetary defaults, shall be beyond applicable notice and cure periods, if Tenant is diligently attempting to cure the default) as of the time of the giving of the Extension Notice and the commencement date of the Extension Term; and

                   (iii) Tenant shall be in actual occupancy of fifty (50%) percent or more of the Rentable Area of the Demised Premises as of the time of the giving of the Extension Notice and on the commencement date of the Extension Term, provided that no portion of the Demised Premises that is not occupied by Tenant may be occupied by more than two (2) subtenants.

        38.2 The Annual Net Rent for the Premises for the Extension Term shall be an amount equal to the greater of (a) the annual fair market rental value of the Premises (the "Fair Market Rent") on the date that is eighteen (18) months prior to the commencement date of the Extension Term, and (b) the Annual Net Rent payable by Tenant on the Expiration Date or the expiration date of the First Renewal Term, as the case may be (the greater value of (a) and (b) being hereinafter referred to as the "Rental Value"). In determining the Fair Market Rent hereunder, the arbitrators shall consider all then relevant factors. Landlord shall notify Tenant of its determination of the Fair Market Rent for the Premises (the "Rent Notice") within thirty (30) days after receipt of the Extension Notice.

        38.3 In the event Tenant gives the Extension Notice in accordance with the provisions of Section 40.1 hereof and Tenant disagrees with the determination of Fair Market Rent set forth in the Rent Notice, Tenant shall notify Landlord of such fact in writing within fifteen (15) days after receipt of a Rent Notice, and Landlord and Tenant will, within thirty (30) days after Lessee's receipt of such Rent Notice, use reasonable efforts to mutually agree on the Fair Market Rent for the Premises. If Landlord and Tenant are unable to agree on the Fair Market Rent within such thirty (30) day period as aforesaid then either Landlord or Tenant may initiate the arbitration process provided for herein by giving notice to that effect to the other, and the party so initiating the arbitration process (such party hereinafter referred to as the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within fifteen (15)

Business Days after the designation of an arbitrator, the other party (hereinafter referred to as the "Other Party") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the determination of the arbitrator designated by the Initiating Party shall be conclusive and binding. The two arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and if, within ten (10) Business Days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within ten (10) Business Days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) Business Days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten (10) Business Days after such request is made, then either party may apply, on notice to the other, to the Superior Court for the judicial district of Stamford-Norwalk, Connecticut (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

               (a) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the reasonable attorneys' fees, reasonable witness fees and similar expenses of the parties, which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

               (b) Except as otherwise expressly set forth, the majority of the arbitrators shall determine the Fair Market Rent of the Premises and render a written report of their determination to both Landlord and Tenant within twenty
(20) Business Days of the appointment of the first two arbitrators or thirty
(30) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this Section 38.3.

               (c) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in first-class office buildings or parks in Fairfield County, Connecticut.

               (d) In the event Landlord or Tenant initiates the arbitration process pursuant to this Section 38.3 and as of the commencement date of the Extension Term the amount of the Fair Market Rent has not been determined, Tenant shall pay the amount that Tenant was required to pay in the month immediately preceding such commencement date until such determination has been made and when such determination has been made, it will be retroactive as of the commencement date of the Extension Term and any deficiency shall be paid by Tenant to Landlord within thirty (30) days after the date of such determination with interest thereon at the Prime Rate and any overpayment shall be credited by Landlord to Tenant against the next installment(s) of Annual Net Rent and Additional Rent payable hereunder.

               (e) If Landlord notifies Tenant that the Rental Value for the Extension Term shall be the amount set forth in clause (b) of Section 38.2 hereof, then the provisions of Section 38.3 hereof shall be inapplicable to the Extension Term and shall have no force or effect for the Extension Term.

        38.4 Except as provided in Section 38.2 hereof, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Term; provided, however, that Landlord shall not be required to renovate the Demised Premises or provide any allowance therefor, and after the Extension Term Tenant shall have no further right to extend the term of this Lease pursuant to this
Article 38.

       38.5 If Tenant does not send the Extension Notice pursuant to the provisions of Section 38.1 hereof, this

Article 38 shall have no force and effect and shall be deemed deleted from this Lease.

       38.6 If this Lease is renewed for the Extension Term then in such instance Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the Extension Term.

       38.7 If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article 40, the phrases "the term of this Lease" of "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Extension Term.


                                  ARTICLE 39

                                TEMPORARY SPACE

       39.1 Landlord shall, if requested by Tenant, cooperate with Tenant (from the date of such request through September 1, 2000) to endeavor to locate approximately 3,000 square feet of space, for temporary occupancy by Tenant as of September 1, 2000, in buildings, other than the Building, that are within one
(1) mile of the Building. If successful, Tenant shall be responsible, at its cost, for negotiating a lease for the temporary space, and for all rent and other costs associates with such tenancy. Whether successful or not, Tenant shall reimburse Landlord, within fifteen (15) days after receipt of invoices from Landlord, for all costs incurred by Landlord in connection with the search for such temporary space. The failure to locate any such temporary space shall not result in any liability by Landlord to Tenant, nor shall any such failure in any way affect Tenant's obligations under this Lease.


                                  ARTICLE 40

                             RIGHT OF FIRST OFFER

       40.1 (a) Provided that (i) Tenant is not in default under this Lease (which, with respect to non-monetary defaults, shall be beyond applicable notice and cure periods, if Tenant is diligently attempting to cure the default), (ii) this Lease is in full force and effect, and (iii) Tenant has not assigned this Lease or is not then subletting any of the Demised Premises (other than any sublease of the Initial Sublease Area), Tenant shall have a right of first offer during the Term (including the Extension Term, if exercised) (the "Notice Period") with respect to the leasing of any space in the Building ("Potential Expansion Space"), subject to rights if any then existing tenants thereto (which shall include Landlord's right to allow any existing tenant to remain in its space after the expiration of its term, whether or not such tenant has a renewal option in its lease), in accordance with the following terms and conditions.

                  (b) Landlord shall, within the Notice Period, notify Tenant (an "Expansion Offer Notice") as to any portion of the Potential Expansion Space that Landlord proposes to lease to third parties (the "Expansion Space"). Such notice shall identify the Expansion Space and shall set forth Landlord's determination of the Fair Market Rent for such space, and Tenant shall have the right to lease the Expansion Space, on all of the terms and conditions contained in this Lease, except that: (i) Annual Net Rent therefor shall be the greater of the Fair Market Rent (which shall be calculated considering that Tenant may receive up to ninety (90) days of free rent after the Expansion Inclusion Date before the Expansion Space Rent Commencement Date occurs) or the amount of Annual Net Rent per square foot of Rentable Area that is payable under this Lease, as the same shall increase pursuant to Section 1.1 hereof, and (ii) Landlord must be satisfied with Tenant's creditworthiness, and to the extent that Landlord is not satisfied, Tenant must post a security deposit in an amount that is acceptable to Landlord. In connection therewith, if Tenant's creditworthiness at the time is not materially diminished from Tenant's creditworthiness as of the date of this Lease, and there is a tenant improvement allowance being provided to Tenant and a brokerage commission payable by Landlord in connection with such expansion, then the security deposit shall be in the amount of such allowance and commission. In all other circumstances, then the security deposit for such expansion shall be determined by Landlord in its business judgment, exercised in good faith. In order to exercise the right of first offer contained in this Article 40, Tenant must notify Landlord no later than fifteen (15) Business Days following delivery of Landlord's notice to Tenant. Tenant may only exercise its right of first offer as to the entire Expansion Space identified in Landlord's notice to Tenant, and in connection therewith, if all of building B and/or building C are available, Landlord may require that Tenant lease all of building B and/or all of building C only. If Tenant fails to notify Landlord of its interest within the time period specified herein, or if Landlord and Tenant cannot agree on the amount of security deposit for the Expansion Space within fifteen (15) business days after Tenant's exercise of its right of first offer, then Landlord's obligations under this Article 40 shall be discharged with respect to the Expansion Space in question and Tenant shall have no further rights under this
Article 40 with respect to the Expansion Space in question.

       40.2    (a)   If Tenant timely exercises its right of first offer under
this Article 40, then the Expansion Space shall be deemed added to and included in the Demised Premises and all of the terms and conditions of this Lease, as modified by this Article 40, shall apply to the Expansion Space for the balance of the Term, as of the date of Tenant's exercise notice (the "Expansion Space Inclusion Date"), except that Annual Net Rent shall not be payable with respect thereto, and Tenant's Share shall not be increased to reflect the Rentable Area therein, until the Expansion Space Rent Commencement Date.

               (b) The "Expansion Space Rent Commencement Date" shall be the earlier to occur of (i) the date on which Tenant first conducts business in any portion of the Expansion Space, or (ii) ninety (90) days after the Expansion Space Inclusion Date. As of the Expansion Space Rent Commencement Date:

               (i)   Annual Net Rent payable hereunder as set forth in Section
1.1 hereof shall be increased by the amount of Annual Net Rent payable with respect thereto pursuant to Section 40.1(b) above.

               (ii) Tenant's Share shall be increased to include the Rentable Area of the Expansion Space in the Rentable Area of the Demised Premises.

               (c) If the Fair Market Rent provided by Landlord in the Expansion Offer Notice is greater than the amount of annual Net Rent per square foot of Rentable Area under this Lease, as the same shall increase pursuant to
Section 1.1 hereof, and if Landlord and Tenant are unable to agree on the Fair Market Rent with respect to the Expansion Space in question, then such Fair Market Rent shall be determined pursuant to the procedures set forth in Section
38.3 hereof. The determination of the arbitrators with respect to Fair Market Rent shall be conclusive and binding on the parties hereto. In the event that, as of the Expansion Space Rent Commencement Date, the amount of the Fair Market Rent has not been determined, Tenant shall pay an amount equal to the amount of Annual Net Rent per square foot of Rentable Area of the Expansion Space that is payable under this Lease, as the same shall increase pursuant to Section 1.1 hereof, until such determination has been made and when such determination has been made, it will be retroactive as of the Expansion Space Rent Commencement Date and any deficiency shall be paid by Tenant to Landlord within thirty (30) days after the date of such determination with interest thereon at the Prime Rate.

               (d) Upon the determination of the Annual Net Rent for the Expansion Space, Tenant shall execute an amendment to this Lease with Landlord with respect to the Expansion Space to reflect the terms and conditions applicable thereto.

       40.3    Tenant agrees to accept the Expansion Space pursuant to this
Article 40 in its then existing conditions and state of repair. Tenant understands and agrees that, except for the Tenant Improvement Allowance provided under Section 40.1(b) hereof, Landlord shall perform no work and incur no cost of expense in connection with the preparation of such space for Tenant's occupancy.

       40.4 Tenant's rights under this Article 40 shall terminate as to any specific Expansion Space upon Tenant's having failed to exercise its election to lease the Expansion Space, or if Landlord and Tenant cannot agree on a security deposit, pursuant to Section 40.1 hereof and Landlord shall thereafter be entitled to lease such Expansion Space to others upon such terms and conditions as Landlord, in its sole discretion, may desire, provided that if Tenant fails to exercise its election to lease an Expansion Space, and Landlord does not enter into a lease for any portion of the Expansion Space in question within six
(6) months thereafter (which six (6) month period shall be extended to the extent that Landlord is actively negotiating with one or more tenants for such space), then Landlord shall reoffer such portion of the Expansion Space to Tenant under this Article 40.


                                  ARTICLE 41

                           SATELLITE DISH PROVISIONS

       41.1    Satellite Dishes.  So long as this Lease remains in effect,
               ----------------
Tenant shall be entitled to install, operate and maintain on the roof of the Building, at Tenant's cost, up to three (3) satellite dishes that are not larger than 24" in diameter (the "Dishes"), subject to the terms and conditions of this Article 41. Any Dishes installed by Tenant on the roof of the Building may only be used by Tenant for the purpose of communications among Tenant's offices or with Tenant's customers, suppliers and other parties with whom Tenant conducts business (provided that in no event shall Tenant utilize the Dishes to provide any services to any other tenants of the Building, or to any third parties) and no third party provider may install any dishes on the roof of the Building as a result of this Article 41 unless such third party provider and Landlord execute a separate agreement permitting the same.

       41.2    Utility and Other Charges.  Tenant shall pay for all utilities
               -------------------------
consumed to install, maintain, operate and remove the Dishes and associated equipment, together with the actual cost of any engineers or consultants employed by Landlord to review or monitor same, to the extent not separately metered, all as reasonably determined by Landlord and a fee in the amount of 3% of the cost of the work. Tenant shall be responsible for all costs associated with such metering of electrical consumption of the Dishes and associated equipment, including, but not limited to the cost of installing, maintaining, repairing and reading the metering devices and subpanels. Tenant shall pay all taxes or other charges reasonably attributable to the Dishes, including, without limitation, any increase in the Building's real property tax.

       41.3    Installation of the Dishes.  Prior to the installation of the
               --------------------------
Dishes, Landlord shall have the right to approve the type, size, height, weight and location of the Dishes and the manner and method of installation and removal of the Dishes and related equipment, to, among other things, insure that the Dishes will not materially adversely affect the roof or structural elements of the Building. If Landlord elects to hire structural, mechanical, roofing and/or other engineers or consultants to review such plans and specifications, Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand from Landlord. All installations by Tenant under this Article 41 shall be subject to such reasonable rules, regulations and requirements as Landlord shall implement from time to time.

       41.4    Governmental Approvals.  Prior to the installation of the Dishes
               ----------------------
and related equipment, Tenant shall secure and shall at all times thereafter maintain all required approvals and permits of the Federal Communications Commission and all other government authorities having jurisdiction over the Dishes, the Building and/or Tenant's business, including its communications, operations and facilities. Tenant shall at all times comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, maintenance, height, location, use, operations, and removal of the Dishes and related equipment and shall fully indemnify Landlord against any loss, cost, or expense which may be sustained or incurred by it as a result of the installation, maintenance, operation, or removal of the Dishes and equipment by Tenant. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the Dishes at the Building.

       41.5    Access to the Roof and Building.  Tenant shall have the right, to
               -------------------------------
be exercised as herein set forth, to enter upon the roof of the Building for the additional purpose of gaining access to the Tenant's installations. In addition, Tenant shall have the right, at its cost, to be exercised as herein set forth, to install such equipment conduits cables and materials (hereinafter called "the connecting equipment") in shafts, ducts, conduits, chases, utility closets and other facilities of the Building as designated by Landlord as is reasonably necessary to connect the Dishes to Tenant's other machinery and equipment in other parts of the Building, subject to the requirements of any Laws and subject to the connecting equipment not over-burdening such shafts, ducts, conduits, chases, utility closets and other facilities. Tenant shall have the further right of access to the areas where such connecting equipment is located for the purposes of maintaining, repairing, testing and replacing the connecting equipment; provided, however, Tenant shall notify Landlord each time Tenant requires such access (which notice may be oral), and provided further that such access and installations do not cause damage to or interfere with the operation or maintenance of any part of the Building or with any other tenant's operation.

       41.6    Costs. Tenant shall promptly reimburse Landlord for the cost or
               -----
repairs of any damage to the Building directly or indirectly caused by Tenant's installations or the operations, maintenance or removal thereof.

       41.7    Maintenance of Dishes and Equipment.  Tenant, at its expense,
               -----------------------------------
shall be solely responsible for and shall maintain the Dishes and related equipment in a safe, structural, sound, clean and sightly condition and shall indemnify and save harmless Landlord against all liens and claims of mechanics and materialmen furnishing labor and materials in the construction and maintenance of same.

       41.8    Indemnity; Insurance.  Tenant agrees to defend, indemnify and
               --------------------
save harmless Landlord and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property incurred or sustained by Tenant arising from, growing out of or resulting from or in connection with Tenant's installation of the Dishes or Tenant's use of the roof of the Building or any other areas in the Building where Tenant's related equipment is located, including costs, attorney's fees and other expenses incurred by Landlord in defending any such claim. All of Tenant's insurance obligations under Article 13 hereof shall apply to the Dishes and Tenant's use of the roof and Building under this Article 41.

       41.9    Waiver and Release.  The waiver and release provisions of Section
               ------------------
13.8(b) hereof and the second sentence of Section 13.8(c) hereof shall apply to Tenant's Dishes and related equipment.

       41.10  Non-Exclusive Rights.  The rights of Tenant hereunder shall not be
              --------------------
deemed to give to Tenant the exclusive right to use the roof of the Building and shall not preclude Landlord from granting the right to use the roof of the Building to others. The rights of Tenant hereunder shall be exercised without causing interference with the activities being carried on by others with the same or similar rights. Tenant shall not change or materially alter the Dishes or related equipment agreed to herein without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

Tenant's Dishes shall not interfere with the use of the Building by Landlord or any tenants thereof, or with any antenna or satellite dish users on the roof of the Building as of the date hereof. If any interference is not eliminated immediately after notice from Landlord, then Tenant shall shut down the Dishes or equipment pending resolution of the interference.

       41.11  Relocation of Dishes.  Landlord shall have the right to cause
              --------------------
Tenant to relocate the Dishes from the point of installation to another area on the roof of the Building, provided that (i) Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such relocation within thirty (30) days after billing and (ii) the relocation shall not have a material adverse impact on Tenant's use and operation of the Dishes, as relocated.

       41.12  Removal.  At the termination of this Lease, the Dishes and the
              -------
related equipment installed under the terms of this Article 41 shall be removed by Tenant, at Tenant's sole cost and expense, and Tenant shall restore the roof and the Building to as good condition as existed immediately prior to installation of the Dishes an related equipment.


                                  ARTICLE 42

                               BACK-UP GENERATOR

       42.1    Back-up Generator.  So long as this Lease remains in effect,
               -----------------
Tenant shall be entitled to install, operate and maintain at the Building, at Tenant's cost, a generator to provide back-up power to the Demised Premises (the "Generator"), subject to the terms and conditions of this Article 42.

       42.2    Utility and Other Charges.  Tenant shall pay for all utilities
               -------------------------
consumed to install, maintain, operate and remove the Generator and associated equipment, together with the actual cost of any engineers or consultants employed by Landlord to review or monitor same, to the extent not separately metered, all as reasonably determined by Landlord and a fee in the amount of 3% of the cost of the work. Tenant shall be responsible for all costs associated with such metering of electrical consumption of the Generator and associated equipment, including, but not limited to the cost of installing, maintaining, repairing and reading the metering devices and subpanels. Tenant shall pay all taxes or other charges reasonably attributable to the Generator, including, without limitation, any increase in the Building's real property tax.

       42.3    Installation of the Generator.  Prior to the installation of the
               -----------------------------
Generator, Landlord shall have the right to approve the type, size, height, weight and location of the Generator, the manner and method of installation and removal of the Generator and related equipment and the location of the Generator. If Landlord elects to hire structural, mechanical, roofing and/or other engineers or consultants to review such plans and specifications, Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand from Landlord. All installations by Tenant under this Article 42 shall be subject to such reasonable rules, regulations and requirements as Landlord shall implement from time to time.

       42.4    Governmental Approvals.  Prior to the installation of the
               ----------------------
Generator and related equipment, Tenant shall secure and shall at all time thereafter maintain all required approvals and permits of the Federal Communications Commission and all government authorities having jurisdiction over the Generator. Tenant shall at all times comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, maintenance, height, location, use, operations, and removal of the Generator and related equipment and shall fully indemnify Lessor against any loss, cost, or expense which may be sustained or incurred by it as a result of the installation, maintenance, operation, or removal of the Generator, and equipment by Tenant. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the Generator at the Building.

       42.5    Access to the Building.  Tenant shall have the right, to be
               ----------------------
exercised as herein set forth, to enter upon the Building for the additional purpose of gaining access to the Tenant's Generator. In addition, Tenant shall have the right, at its cost, to be exercised as herein set forth, to install such connecting equipment in existing shafts, ducts, conduits, chases, utility closets and other facilities of the Building as designated by Landlord as is reasonably necessary to connect the Generator to the Demised Premises, subject to the requirements of any Laws and subject to the connecting equipment not over-burdening such existing shafts, ducts, conduits, chases, utility closets and other facilities. Tenant shall have the further right of access to the areas where such connecting equipment is located for the purposes of maintaining, repairing, testing and replacing the connecting equipment; provided, however, Tenant shall notify Landlord each time Tenant requires such access (which notice may be oral), and provided further that such access and installations do not cause damage to or interfere with the operation or maintenance of any part of the building or with any other tenant's operation.

       42.6 Costs. Tenant shall promptly reimburse Landlord for the cost or repairs of any damage to the Building directly or indirectly caused by Tenant's installations or the operations, maintenance or removal thereof.

       42.7    Maintenance of Generator.  Tenant, at its expense, shall be
               ------------------------
solely responsible for and shall maintain the Generator and related equipment in a safe, structural, sound, clean and sightly condition and shall indemnify and save harmless Landlord against all liens and claims of mechanics and materialmen furnishing labor and materials in the construction and maintenance of same.

       42.8    Indemnity; Insurance.  Tenant agrees to defend, indemnify and
               --------------------
save harmless Landlord and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property incurred or sustained by Tenant arising from, growing out of or resulting from or in connection with Tenant's installation of the Generator or Lessee's use of the Building or any other areas in the Building where Tenant's related equipment is located, including costs, attorney's fees and other expenses incurred by Landlord in defending any such claim. All of Tenant's insurance obligations under Article 13 hereof shall apply to the Generator and Tenant's use of the Building under this Article 42.

       42.9    Waiver and Release. The waiver and release provisions of Section
               ------------------
13.8(b) hereof and the second sentence of Section 13.8(c) hereof shall apply to the Generator.

       42.10   Relocation of Generator.  Landlord shall have the right to cause
               -----------------------
Tenant to relocate the Generator from the point of installation to another area in the Building, provided that unless such relocation is required by Law, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such relocation within thirty (30) days after billing.

       42.11   Removal.  At the termination of this Lease, the Generator and the
               -------
related equipment installed under the terms of this Article 42 shall be removed by Tenant, at Tenant's sole cost and expense, and Tenant shall restore the Building to as good condition as existed immediately prior to installation of the Generator and related equipment.


                                  ARTICLE 43

                                 MONUMENT SIGN

       43.1 As long as this Lease is in effect, Tenant shall be permitted to install, at its cost, a sign on the existing monument sign at the Building, in the location of the existing LDC sign, subject to Tenant's compliance with Landlord's signage program for the Building and/or any signage program for the Complex as a whole. Landlord may change its signage program from time to time as long as Tenant's signage rights are not materially adversely affected.

                                  ARTICLE 44

                          NEW PROVIDER INSTALLATIONS

       44.1 In the event the Tenant wishes at any time to utilize the services of a telephone or telecommunications provider (a "TSP") whose equipment is not then servicing the Building, no such TSP shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval shall not be unreasonably withheld. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the TSP. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's reasonable satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (a) Landlord shall incur no expense whatsoever with respect to any aspect of the TSP's provisions of its services, including without limitation, the costs of installation, materials and services; (b) prior to commencement of any work in or about the Building by the TSP, the TSP shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the TSP; (c) the TSP agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interest of the Building, the tenants in the Building, and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed Alterations as described in this Lease; (d) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the TSP's equipment and materials; (e) Landlord receives from the TSP such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the TSP's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord in conjunction with the TSP's occupancy of and activities within the Building; and
(f) all of the foregoing matters are documented in a written agreement between Landlord and the TSP, the form and content of which is reasonably satisfactory to Landlord (a "TSP Agreement").

       44.2 The following provisions shall apply to any approved TSP's activities in the Building:

               (a) The TSP's equipment (the "Equipment") shall only be installed in locations approved by Landlord and only in accordance with plans and specifications that have been approved by Landlord.

               (b) Tenant or the TSP shall pay all reasonable out of pocket costs and expenses incurred by Landlord in reviewing, approving, and supervising the installation of the Equipment including, without limitation, architects', engineers' and contractors' fees and expenses, and attorneys' fees for Landlord's review and drafting of the TSP Agreement. Tenant and the TSP shall be solely responsible for the cost of installation, operation, maintenance and repair of the Equipment and Tenant or the TSP shall keep the Equipment in good condition and make all necessary or appropriate repairs and replacements thereto subject to the appropriate provisions of this Lease. Tenant or the TSP shall be responsible for obtaining any permits and licenses required to install and operate the Equipment. The rights granted to Tenant shall be utilized by Tenant in a manner which will not unreasonably disturb the occupancy of the other tenants, licensees or occupants of the Building or Landlord's or any other tenant's or occupant's business operations.

               (c) Tenant agrees that the Equipment shall be of a type and frequency which will not cause interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, licensees and occupants of the Building for communications or any other purposes; any other tenants, licensees; or occupants of the Building; or any equipment utilized in the Building. In the event that the Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the interference is not eliminated immediately after receipt of such notice then, upon request from Landlord, Tenant immediately cease using the Equipment pending resolution of the interference.

               (d) The Equipment shall only be utilized by Tenant and the TSP and only to provide services to the Premises in connection with the operation of Tenant's normal business in the Premises as more particularly described in this Lease. The Equipment shall not be utilized for any other purpose or to provide any services to any other tenants of or space in the Building. The TSP may not, through Tenant or Tenant's rights under this Article 44, market or provide services to other tenants of the Building.

               (e) Tenant shall, at Tenant's sole cost and expense and subject to the provisions of Section 4.1 hereof, obtain any electricity necessary and sufficient to allow the TSP to utilize the Equipment, in accordance with the provisions of the TSP Agreement. Upon prior notice, Landlord shall promptly provide Tenant and the TSP access to the Equipment, at Landlord's sole option, accompanied by a representative of Landlord, during normal business hours and during non-business hours if an emergency arises. The TSP shall agree to hold Landlord, and their officers, directors, employees and agents harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees) arising directly out of any act or omission at the Building by the TSP or the TSP's employees or agents. The TSP shall agree, at its sole costs and expense to carry public liability insurance. The amount of such insurance for bodily injury and property damage liability shall not be less than a combined single limits of five million and 00/100 dollars ($5,000,000.00) for each occurrence and a ten million and 00/100 ($10,000,000.00) aggregate limit. The TSP shall agree to deliver to Landlord evidence of such insurance.

               (f) Tenant's and the TSP's use of the Equipment and the Equipment Space shall be subject and subordinate to all of the provisions to this Lease except as expressly modified by the terms and provisions of this Article 44 and the TSP Agreement.

               (g) In the event that either Tenant or the TSP, with or without the knowledge of Tenant, shall default under this Article 44 and the TSP Agreement by installing, maintaining, repairing, replacing or operating telecommunications equipment other than the Equipment approved by Landlord or by providing, through Tenant or Tenant's rights under this Article 44, telecommunications services to any tenant at the Building or at any other building utilizing the Equipment or other telecommunications equipment installed at the Building by Tenant of the TSP, with or without the knowledge of Tenant, and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default, Landlord shall have the right to terminate Tenant's and the TSP's rights under the applicable TSP Agreement by serving a three (3) days' notice of termination upon Tenant. Upon the termination of a TSP Agreement or upon the expiration or other termination of this Lease, if requested by Landlord, Tenant shall remove the Equipment from the Building and repair all damage caused thereby and otherwise restore the Building to the condition existing prior to such installation in a good and workable manner at Tenant's sole cost sand expense and Tenant and TSP shall have no further rights hereunder. In the event that Tenant fails to remove such Equipment within fifteen (15) days of Landlord's request thereof, Landlord shall have the right to remove such Equipment and Tenant shall reimburse Landlord for the cost of such removal, as Additional Rent.

        IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                             WILTON REALTY INVESTORS CORP., Landlord


_________________________    By:__________________________

_________________________    MERCATOR SOFTWARE, INC., Tenant


_________________________    By:___________________________

_________________________

STATE OF CONNECTICUT)
                    )  ss:
COUNTY OF           )

     Personally appeared the said ________ of said Wilton Realty Investors Corp., signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Wilton Realty Investors Corp., before me.


                                        __________________________________

                                        Notary Public
                                        My Commission Expires:


STATE OF CONNECTICUT)
                    )  ss:
COUNTY OF           )

     Personally appeared the said ________ of said Mercator Software, Inc., signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Mercator Software, Inc., before me.


                                        __________________________________

                                        Notary Public
                                        My Commission Expires:


Tenant's Federal Tax Identification Number is________________________

                                  SCHEDULE A
                                  ----------

Parcel 2, as shown on the map referred to on Schedule B.

                                  SCHEDULE B
                                  ----------

        Map of Property Prepared for 10 Westport Holdings at Wilton, Connecticut, Scale 1" = 100' dated July 10, 1991 prepared by Roland J. Gardner, Land Surveyor, Wilton, Conn., certified substantially correct by Roland H. Gardner, Conn. Reg. No. 5179, which map is on file in the office of the Clerk of the Town of Wilton as Map #4719.

                                  SCHEDULE D
                                    PART I
                                    ------
                                  WORKLETTER
                                  ----------


          This Workletter supplements and constitutes a part of the Agreement of Lease (the "Lease") dated as of May __, 2000 executed concurrently herewith, by and between WILTON REALTY INVESTORS CORP. as Landlord, and MERCATOR SOFTWARE, INC. as Tenant, covering certain premises described in the Lease.


     1.   Tenant's Plans and Specifications
          ---------------------------------

          1.1 (a) Tenant will coordinate with Landlord and Landlord's architect and engineer in the design development of Tenant's Plans. Tenant shall submit to Landlord for Landlord's approval, complete construction documents, which are plans and specifications for the layout, improvement and finish of the Demised Premises, including but not limited to partition plans, floor and wall finish plans, reflected ceiling plans, power, telephone, communications and data plans, construction detail sheets and millwork and millwork detail plans, showing the location of partitions, light fixtures, electrical outlets, telephone and communications outlets, data outlets, sprinklers, doors, equipment specifications (including floor loading concentrations such that Landlord can identify uses which result in a floor loading in excess of a live load of 100 pounds per square foot (80+20) design criteria within the Demised Premises, cooling requirements and power requirements identifying voltage, amps, phase, and special plugs and connections), wall finishes, floor coverings, other special weight, cooling or power requirements and other Tenant Improvements required by Tenant (collectively, "Tenant's Plans"). Landlord shall have the absolute right to require that the minimum quality of the construction and finish of any core area that is within the Demised Premises by Tenant be, at Tenant's sole cost, in compliance with, or of an overall quality equal to, the Building standard for such construction and finish, and Landlord agrees to reasonably consider and approve any requests by Tenant to substitute higher grade materials or finishes which are consistent with Tenant's decorating plans in the core area. Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord (in-house or third party) in connection with Landlord's review of Tenant's Plans ("Review Fees"), within thirty (30) days after receipt of appropriate back up therefor.

               (b) Tenant's Plans shall be submitted to Landlord on or before May 1, 2001.

               (c) Tenant's Plans shall be prepared by a licensed architect reasonably acceptable to Landlord (if required by the nature of the improvements), shall be in a form adequate for Tenant to secure the approval of governmental authorities with jurisdiction over the approval thereof and shall be in a form meeting Landlord's reasonable requirements, provided that Tenant shall use engineers designated by Landlord for any portions of Tenant's Plans involving or affecting the structure of the Building or Building systems architects. Tenant's architect shall coordinate with Landlord's architect and engineer to make all of Tenant's Plans consistent with the plans and specifications for construction of the Building and the Demised Premises. Landlord's engineer shall have the right, during the design process, to review each phase of Tenant's design development and the development of Tenant's Plans, including all engineering capacity reports, to assure their compliance and coordination with the mechanical, electrical and structural elements of the Building.

          1.2 Tenant's Plans shall be subject to Landlord's approval as follows:

               (a) Within four weeks after Landlord's initial review of Tenant's Plans (as to items not affected by engineering) or within two weeks after Landlord's engineering of such Tenant's Plans (as to items affected by engineering),

Landlord shall give Tenant notice of all specified materials and methods of construction required in connection with the Tenant Improvements, the use of which would violate any applicable codes, rules, laws or regulations. Notwithstanding the other provisions of this Section 1.2, Landlord shall not be obligated to ascertain the existence of or notify Tenant of any such violations of applicable codes, rules laws or regulations and the parties agree that it is the responsibility of Tenant's architect to assure the compliance by Tenant with such codes, rules laws and regulations. Tenant shall have ten business days from the date of each such notice to make reasonable substitutions of such materials or methods of construction, provided the substitution of such is practical, taking into consideration the cost thereof. Such substitutions shall be subject to Landlord's approval, which approval shall not be unreasonably withheld and shall be given, or reasons for disapproval given, within ten (10) business days after receipt thereof. If Landlord's disapproval is based on the fact that the use of such materials or methods of construction would violate such applicable codes, rules, laws or regulations, then such disapproval shall be deemed reasonable.

               (b) If after the approval of the Final Plans (as defined below) and during procurement of the permit or during the course of construction, Landlord reasonably determines that the procurement of particular materials or construction of portions of the Tenant Improvements specified in the Final Plans will violate any applicable codes, rules, laws or regulations, then Landlord shall give notice thereof to Tenant, and Tenant shall have ten business days to either make substitutions of such materials and construction or dispute Landlord's assertion; any unresolved dispute may be resolved in the manner set forth in Article 35 of the Lease. Such substitutions must not themselves violate any applicable codes, rules, laws and regulations.

               (c) If Landlord disapproves Tenant's Plans, or any portion thereof within the four week or two week periods set forth in Section 1.2(a) hereof, Landlord shall notify Tenant thereof (within the applicable time period) and of the revisions which Landlord reasonably requires in order to obtain Landlord's approval. As promptly as reasonably possible thereafter, Tenant shall submit to Landlord plans and specifications incorporating the revisions required by Landlord. Said revisions shall be subject to Landlord's approval. If Landlord disapproves the revised Tenant's Plans, Landlord shall so notify Tenant thereof within ten (10) business days of receipt thereof and of the further revisions Landlord reasonably requires in order to obtain Landlord's approval. The foregoing process shall be repeated until Landlord finally approves all Tenant's Plans required for the Tenant Improvements in all of the Premises, so that Landlord and Tenant have an agreed-upon set of final plans and specifications for the Tenant Improvements. The final Tenant Plans approved by Landlord are referred to as the "Final Plans." Approval by Landlord shall not be deemed to be a representation by Landlord as to the adequacy or correctness of the design of the Tenant Improvements. Landlord's approval of Tenant's Plans or any revisions thereto shall not be unreasonably withheld, and in connection therewith Landlord shall consider whether Tenant's Plans call for a build out that is consistent with a first class building.

          1.3 All improvements described in the Final Plans shall be called "Tenant Improvements" and, subject to Section 2 hereof shall be constructed in the Building at Tenant's sole cost and expense. The Tenant Improvements shall be constructed by the Tenant Contractor, subject to the provisions of Section 4.1 hereof. All engineering required by Tenant's Plans and performed by Tenant's engineer shall be at Tenant's expense. Once completed, Tenant shall also be solely responsible for the design, function and maintenance of all Tenant Improvements, except as specifically provided otherwise in the Lease.

          1.4 All space planning and interior decorating services such as the selection of wall paint colors and/or wall covering, fixtures, carpeting and any or all other decorator selection efforts required by Tenant shall be provided by Tenant at Tenant's expense.

          1.5 Tenant, or Tenant's representative, shall secure all approvals of governmental authorities necessary to permit the Tenant Contractor to procure all permits required by governmental authorities having jurisdiction over such approvals and permits for the Tenant Improvements, with Landlord's reasonable cooperation. Tenant shall cause the Tenant Contractor to commence construction of the Tenant Improvements in accordance with Section 5.1 hereof upon issuance of all such necessary permits, assuming satisfaction of the conditions described in Section 4.1. Tenant shall pay for all permits, plan fees, licenses and other fees required to construct, install and use the Tenant Improvements.

          1.6 Within 60 days after substantial completion of the Tenant Improvements, Tenant shall submit to Landlord three (3) sets of "as-built" plans, incorporating all changes and/or revisions that have been made subsequent to the submission of the Final Plans specified in Section 1.2 above.

     2.   Allowance
          ---------

          2.1 Tenant shall be credited with an allowance (the "Tenant Improvement Allowance") of $1,735,800.00. The Tenant Improvement Allowance shall be used solely for the purchase, installation and construction of the Tenant Improvements which constitute improvements to the Demised Premises or Building (including, without limitation, carpeting and modular partitions), and for architectural and engineering fees incurred by Tenant (including, without limitation, Coordination Fees), but shall not be used for furniture, furnishings or equipment. In no event shall more than twenty five percent (25%) of the Tenant Improvement Allowance be used for architectural or engineering fees. If, and to the extent, the total cost of the Tenant Improvements in the Demised Premises and Building plus architectural and engineering fees incurred by Tenant is less than the total Tenant Improvement Allowance for the entire Demised Premises, then provided that Tenant is not in default under this Lease, Landlord shall pay any such excess to Tenant within thirty (30) days after the Tenant Improvements are complete and Tenant has made its first payment of Annual Net Rent.

     3.   Cost of and Payment for Tenant Improvements
          -------------------------------------------

          3.1 Tenant, at its sole expense, shall pay for the cost of all Tenant Improvements constructed in the Demised Premises and Building pursuant to this Workletter to the extent such cost exceeds the Tenant Improvement Allowance.

          3.2 Tenant shall conduct a selection process for a general contractor ("Tenant Contractor", with the Tenant Contractor, and all other contractors used by Tenant or the Tenant Contractor, being referred to herein as the "Tenant Contractors") to construct the Tenant Improvements among a list of general contractors selected by Tenant and approved of by Landlord, which approval shall not be unreasonably withheld. No award to the Tenant Contractor shall be made without Landlord's prior approval in accordance with Section 1.3 of Part II of this Workletter.

          3.3 The Tenant Improvement Allowance shall be payable by Landlord to Tenant on a monthly progress payment basis, on the following terms and conditions:

               (a) Each monthly payment of the Tenant Improvement Allowance shall be the amount requisitioned by Tenant's architect, engineer, general contractor for work completed during the prior month and approved for payment by Tenant's independent architect, provided that if the cost of the Tenant Improvement's (as evidenced by a fixed price general contract, or construction management agreement with a guaranteed maximum price, therefor, a copy of which shall be provided to Landlord prior to the first requisition hereunder, or otherwise evidenced to the reasonable satisfaction of Landlord and its first mortgagee) is greater than the Tenant Improvement Allowance, then Landlord shall disburse the Tenant Improvement Allowance to Tenant on a pro-rata basis, with Tenant funding the excess pro-rata.

               (b) After the first request, each request for a monthly payment of the Tenant Improvement Allowance shall be accompanied by lien waivers (or if not permitted by law, subordinations and evidences of payment) with respect to the work covered by the immediately preceding requisition (from the general contractor and all subcontractors), and all work prior thereto, and such other items as Landlord or its first mortgagee shall reasonably require.

                    (c) Each monthly payment of the Tenant Improvement Allowance shall be paid by Landlord to Tenant within twenty (20) days after receipt by Landlord of the documents required by Sections 3.3(a) and (b) above. In no event shall any portion of the Tenant Improvement Allowance be payable by Landlord to Tenant at any time when Tenant is in default under this Lease, beyond applicable notice and cure periods.

          4.   Construction
               ------------

               4.1  Following: (i) Landlord's approval of the Final Plans; and
(ii) Tenant's receipt of all governmental approvals for the construction of the Tenant Improvements (for which Tenant is responsible for obtaining governmental approvals hereunder), the Tenant Contractor shall commence and diligently proceed to construct and complete all Tenant Improvements. All of the provisions of Article 10 of the Lease shall apply to the Tenant Improvements, provided that is the event of any conflict between Article 10 and this Schedule D, the provisions of this Schedule D shall govern.

               4.2 Tenant shall be fully responsible for payments to the Tenant Contractor, the cost of prompt removal of all mechanics', materialmen's and like liens for the Tenant Improvements from the public record by payment or surety bond, costs to remove debris from the Demised Premises caused by the Tenant Contractor or any subcontractors, costs prior to the Rent Commencement Date, and utility and building service costs incurred by the Tenant Contractor. Tenant shall require comprehensive general liability and worker's compensation insurance and performance bonds from the Tenant Contractor in amounts and of the types customarily required by owners of similar office buildings in the lower Fairfield County Area, taking into consideration the reputation, size, credit worthiness and financial standing of the Tenant Contractor. Landlord shall have the right to waive any requirement for a performance bond by the Tenant Contractor, based on Landlord's reasonable review of the Tenant Contractor's credit worthiness and financial standing; provided, however, that such Tenant Contractor must be bondable and must be able to post the necessary performance bond if Landlord were to require the posting of such a bond. Tenant agrees to enforce the Construction Contract, including all of the remedies therein for breach thereof; in a diligent and prudent manner taking into consideration the nature and scope of the Tenant Improvements.

               During construction of the Tenant Improvements, Tenant shall obtain all risk physical damage insurance for the Tenant Improvements in the Demised Premises and shall name Landlord as an additional insured in its policy.

     5.   Changes in Tenant's Final Plans
          -------------------------------

               5.1 Tenant may at any time request deletions, additions, or alterations (collectively, "Changes") in its Final Plans and Landlord shall review and approve or reject such Changes in accordance with the procedures set forth in Section 1.2 hereof. Landlord's approval shall not be required with respect to de minimis changes.

     6.   Tenant's Entry.
          ---------------

     Landlord agrees to cooperate with Tenant in scheduling the installation of items by Tenant in the Demised Premises in order to avoid any delay in the construction of the Tenant Improvements so as to avoid any material interference with the normal operation of the Building. Landlord further agrees to cooperate with Tenant in scheduling and providing, elevator, trash, and electricity use and access in accordance with the respective rights and obligations of Tenant and Landlord under Section 7 of this Workletter. Landlord shall work with Tenant to facilitate the receiving of materials and the removal of debris in connection with the performance of the Tenant Improvements. Landlord shall have no liability and Tenant shall indemnify

Landlord and its general contractor for any injury caused by a contractor to Tenant's employees, contractors, agents or representatives, or for damage to any property of Tenant, its employees, contractors, agents or representatives occurring prior to the Rent Commencement Date, except to the extent caused by Landlord's negligence. Landlord's indemnity obligations under Section 13.5(b) of the Lease shall apply during the performance of the Tenant Improvements.

     7.   Building Services; Elevator, Hoisting
          -------------------------------------

          Landlord shall provide Tenant with elevators and reasonable access to the Building, during the construction of the Tenant Improvements. As the total charge to Tenant and the Tenant Contractor for the use of such elevators during the construction of the Tenant Improvements, Tenant shall pay to Landlord only Landlord's direct, incremental labor costs for providing such elevator services.

     8.   Default
          -------

          If not cured within thirty (30) days after written notice (or if cure of such default is not commenced within such 30-day period and diligently prosecuted to completion, where cure of such default cannot reasonably be completed within such 30-day period), any default by a party under the terms of this Workletter shall constitute a default under the Lease to which this Workletter is attached, and shall entitle the other party to exercise all remedies set forth in such Lease and provided in law or equity.

     9.   Arbitration
          -----------

          All disputes under this Workletter shall be submitted to arbitration in accordance with the provisions of Article 35 of the Lease

     10.  Reasonable Diligence
          --------------------

          Landlord and Tenant agree to use reasonable diligence in performing all of each of their obligations and duties under this Workletter, including Tenant's proceeding with the construction and completion of the Tenant Improvements in the Demised Premises and Landlord's review of Tenant's Plans.

     11.  Defined Terms
          -------------

          All of the capitalized words in this Schedule D shall have the meaning
                                               ----------
given to them in the Lease, except as specifically provided otherwise herein.

     12.  Consents
          --------

          Any consent or approval which is required by either party pursuant to any provision hereof; shall be in writing and shall not be unreasonably withheld, conditioned or delayed; this qualification shall not be applicable to any provision which by its express terms permits that consenting or approving party to act in its sole and absolute discretion or otherwise describes the conditions of such consent.

                                    PART II
                                    -------
                                  WORK LETTER

1.0  GENERAL CONDITIONS

1.1 Tenant shall be responsible for the entire cost of the Tenant Improvements, less the Tenant Improvement Allowance.

1.2 Tenant shall promptly obtain approval from the governing authorities for all work associated with the construction to the Demised Premises and shall pay for all permits, special permits and filing fees associated therewith. Landlord's Code Consultant will provide the above services for the Tenant at Tenant's sole cost and expense.

1.3 In addition to any other criteria which Landlord may require, in determining whether to approve the Tenant Contractor, the Tenant Contractor must be a recognized contractor who is experienced in general construction of interior space in Fairfield County office buildings and will not cause labor disharmony at the Building. Landlord shall permit the Tenant Contractor to perform work in the Demised Premises at such times as Landlord shall deem feasible provided that such Contractors do not interfere with the normal operation of the Building.

1.4 Tenant shall pay for rubbish removal on a direct cost basis, including fees charged by Landlord's contractor for personnel as required, for the Tenant Improvements.

1.5 Tenant shall pay Landlord, within thirty (30) days after receipt of an invoice, 3% of the direct construction costs (less the cost of business equipment and furniture fixtures and equipment and less any costs attributable solely to above building standard finishes, in excess of what building standard finishes would have cost) as a construction supervision fee.

1.6 Tenant shall furnish to Landlord proof of worker's compensation, liability and property damage insurance in amounts, on forms and with companies deemed acceptable by Landlord for all Tenant Contractors engaged in the performance of the Tenant Improvements. Such Contractors shall not commence the Tenant Improvements until Tenant has obtained all of the Certificates of Insurance referred to in this Section 1.7 and such Certificates of Insurance have been approved by Landlord.

1.7 All insurance required to be maintained must be procured from insurance companies authorized to do business in the State of Connecticut, approved by Landlord and having a "Best's" rating of not less than A-X.

1.8 The types of insurance and limits of liability required of the Tenant's Contractors shall be.

          Type                                                       Limits
          ----                                                       ------
          1.    Worker's Compensation and Temporary                  Statutory
                Disability Benefits Insurance

          2.    Employer's Liability                                 Statutory

          3.    Comprehensive General Liability                      $3,000,000/$3,000,000  Bodily
                Insurance with Contractual Liability,                Injury Liability/Property
                Independent Construction Managers,                   Damage Liability or $3,000,000
                Products Liability, Personal Injury, Broad           Combined Single Limit
                Form Property and Completed Operations
                endorsements

      4.  Comprehensive Automobile Liability          $1,000,000 Combined Single
          including all owned, non-owned and hired    Limit each occurrence, Bodily
          automobile                                  Injury Liability and Property
                                                      Damage Liability

    Certificates of Insurance shall list Landlord as an additional insured, and contain a provision that the policy or policies shall not be changed or canceled unless Landlord is given thirty (30) days prior written notice by certified mail of such change or cancellation, except ten (10) days prior written notice in the event of any non-payment of any premium.

1.9 In addition, but without limiting the foregoing, Tenant agrees to remove (by bonding or otherwise) any liens filed against the Building by any of Tenant's Contractors, within thirty (30) days after Tenant receives notice of the same from Landlord.

1.10 The Tenant Contractor will provide a Builder's Risk Insurance policy on Tenant Improvements subject to a $5,000 deductible ($10,000 for earthquake and flood), which deductible shall be the responsibility of the Tenant Contractor.

1.11 Tenant shall not have access to the Demised Premises prior to formal execution of a Lease without prior written consent of the Landlord. Such permission, if granted, will be subject to the terms and conditions herein stated and shall be withdrawn upon violation of same. Upon execution of a Lease, all of the provisions contained therein will apply to all of the work to be done by or on behalf of Tenant hereunder. In the event of any conflict between the provisions of the Lease and of this Schedule D, the provisions contained herein
                                    ----------
shall apply.

1.12 Tenant shall assume full responsibility for loss or damage to materials, work, installations and decorations of any nature brought upon or installed in the Demised Premises as part of the Tenant Improvements prior to commencement of the term of the Lease. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's Parties.

2.0  PLANS AND SPECIFICATIONS

2.1 Tenant shall retain at its sole cost and expense professional services for the preparation of construction documentation as required for the installation of the Demised Premises. Such services shall be performed by a Connecticut State Registered Architect in accordance with the regulations of the Town of Wilton.

2.2 All engineering services required for electrical, plumbing and HVAC work in or for the Demised Premises shall be performed by engineers chosen by Landlord's engineers, whose design will be in conformance with base building standards, and the costs therefor shall be borne solely by Tenant. All engineering services required for structural work in or for the Demised Premises shall be performed only by engineers designated by Landlord whose design will be in conformance with base building standards, and the costs therefor shall be borne solely by Tenant.

2.3 Tenant shall furnish the Landlord with Tenant's Plans, including three (3) sets of specifications and plans. Tenant's Plans subject to limitations as set forth by Landlord's structural engineers, shall not be limited to but shall include:

     1.   Architectural drawings must include the following:

          (a)  Partition locations and types

          (b)  Door locations and door schedule
          (c)  Reflected ceiling plan
          (d)  Millwork items (if any)
          (e)  Hardware schedule
          (f)  Finish schedule showing all finish types and locations

     2.   Structural drawings must include the following:

          (a)  Location of any floor openings and stair drawings
          (b)  Location and extent of any floor loading beyond building standard
          (c)  Any structural changes caused by Tenant's design

     3.   Electrical drawings must include the following:

          (a) Location and extent of any special electric requirements caused by equipment such as computer hardware or supplemental A/C units (i.e., separate circuiting, coaxial cabling etc.)
          (b)  Estimate of total electrical load on each floor
          (c) Location of all electrical outlets, switches, telephone outlets, exit signs, and lighting fixtures

     4. Heating, ventilating and air conditioning (HVAC) drawings must include the following:

          (a)  Location of any ductwork, ceiling diffusers, and thermostat
          (b)  Variable air volume (VAV) unit quantities and sizing information
          (c)  Location and sizing of any supplemental HVAC equipment
          (d)  Estimate of total HVAC load on each floor

     5.   Plumbing drawings must include the following (if applicable):

          (a)  Location of kitchen, kitchenettes, etc.
          (b)  Location of drinking fountains

     6.   Sprinkler drawings

     7.   Non-structural architectural detailing.

     2.4 Tenant's signature and its architect's or professional engineer's stamp must be shown on the Tenant's Plans before submission to the Landlord. Tenant's Plans shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Landlord agrees that it shall cause its architect to respond within ten business days after receipt of any of Tenant's Plans. After written notification from Landlord or its architect of specific objections to Tenant's Plans, Tenant shall submit to Landlord new plans (the "Revised Tenant's Plans") curing Landlord's reasonable objections. Landlord shall respond to the Revised Tenant's Plans within ten business days of receipt thereof Tenant shall be responsible for all Review Fees associated with Landlord's review of Tenant's Revised Plans and Further Revisions (as hereinafter defined), within thirty (30) days after receipt of appropriate back up therefor.

     2.5 Tenant shall have the right to make changes from time to time in Tenant's Plans and Revised Tenant's Plans

(other than changes previously objected to by Landlord within the applicable ten business day period) by submitting to Landlord revised plans and specifications (herein called the "Further Revisions") in accordance with Paragraph 2.2 of Part I of Landlord's Improvement Letter above. Tenant shall reimburse Landlord for all Review Fees incurred by Landlord in connection with or as a result of any Further Revisions, upon receipt of appropriate back up therefor.

     2.6 Landlord's approval of Tenant's Plans shall not be construed or deemed to be a representations or warranty by Landlord that such Plans comply with the rules and regulations of any governing authorities having, or asserting, jurisdiction over the Demised Premises or the Building.

                                   SCHEDULE F
                            CLEANING SPECIFICATIONS


        General Information

        The cleaning services provided below will be performed in the evening, five (5) days per week unless otherwise specified. There will be no cleaning services on Saturday, Sunday or Holidays (as stated in the applicable Building Service Union agreement).

        A supervisor will be assigned to the Building during the day and evening. The evening supervisor is required to document and verify that all cleaning services have been completed in the tenant areas, that all venetian blinds have been lowered and set in a uniform appearance, that all lights have been turned off, all appropriate doors locked and the offices left in a neat and orderly appearance for the next business day.

        The cleaning contractor's employees have been instructed to work behind locked doors, and will only open doors for members of their cleaning service staff who have been assigned to remove rubbish or other discarded material from tenants' premises during the evening cleaning service.

        A daytime porter and matron will be on duty and assigned to replenish toilet tissue, sanitary napkins and paper towels, and to maintain restrooms and public areas of the Building in a clean and orderly condition during normal business hours.

           SPECIFICATIONS

        The Building cleaning contractor will perform the following work:

     General Offices
     ---------------

     1. All furniture, files, window sills, convector cover tops, fixtures, doors and ventilating covers (within reach) will be dusted and wiped clean daily.

     2. All waste receptacles are to be emptied and cleaned daily, and the waste paper and waste material delivered to the location designated by Landlord.

     3. All ashtrays are to be emptied and cleaned daily. The common area sand urns will be screened daily.

     4. Hard surfaced flooring will be swept daily using an approved dustdown product.

     5.   Carpeting and rugs will be carpet swept or vacuum cleaned daily.

     6.   All water fountains and coolers will be washed clean daily.

     7. All chair rails, trims and baseboards within reach will be dusted weekly.

     8.   All telephones will be dusted and wiped clean daily.

     9. All metal surfaces will be wiped clean and finger marks removed daily.

     10. All private stairways throughout the premises will be checked and maintained in a clean condition.

     11. Vertical surfaces including elevator doors, doors, frames, walls and partitions of all public corridors and lobbies will be dusted, spot cleaned, treated and polished as often as necessary.

     12. The cleaning of vertical surfaces in the elevator and service corridor on multi-tenant floors will be provided by Landlord as necessary.

          Restrooms
          ---------

     1. Restrooms floors will be swept and washed daily, using an approved and appropriate disinfectant.

     2. All mirrors, shelves, fixtures and marble floor faces will be washed and polished daily, including flushometer piping, toilet seat hinges, dispensers, partitions and receptacles.

     3. All basins, bowls and urinals will be scoured, washed and disinfected daily, using an odorless disinfectant. Both sides of toilet seats are to be washed daily.

     4. Paper towel receptacles and sanitary disposal receptacles are to be emptied daily and waste material removed to the location designated by Landlord.

     5. All toilet tissue and hand towel dispensers are to be filled daily (tissue and towels to be furnished by Landlord).

     6. Restroom walls and partitions are to be washed as required, but not less than once a week.

     7.   Soap dispensers will be refilled as required (supplied by Landlord).

        High Dusting
        ------------

        All high dusting will be performed four times per year, which will include the following work:

        1. All picture frames, chart graphs and similar wall hangings not reached during the daily evening cleaning will be dusted.

        2. All vertical surfaces such as walls, partitions, doors and frames and other surfaces not reached during the daily evening cleaning, will be dusted as otherwise herein provided.

        3. All pipes, venetian blinds, ventilating and air conditioning louvers, ducts, and other areas not reached during daily evening cleaning will be dusted.

        Windows
        -------

        Both the inside and outside of all exterior Building windows will be washed at least four (4) times per year.

        Lobby
        -----

        All stone flooring will be swept and washed daily, spray buffed weekly, and stripped and waxed as required.

        Walls, metalwork, the concierge desk, and elevator cabs, doors and saddles will be dusted, rubbed down and polished daily.

        The plaza area and sidewalk will be hosed and washed daily (weather permitting).

        Additional Cleaning Services
        ----------------------------

        Additional cleaning services such as extermination, the washing of vertical surfaces, wall partitions, glass partitions, light fixtures, venetian blinds and furniture; carpet shampooing; the cleaning and maintaining of restrooms and the furnishing of restroom supplies for toilets other than public area restrooms; and the cleaning of any such portion of the premises located on a floor above the street floor of the Building used for preparing, dispensing or consumption of food or beverages or as an exhibition area or classroom or for storage, shipping room, mail room or similar purposes, or a shop, or used for the operation of computer, data processing, reproduction, duplicating or similar equipment shall be furnished by Landlord at Tenant's request and expense.

        Cleaning of Electronic Data Processing

        Subject to Landlord approving Tenant's cleaning contractor (which approval shall not be unreasonably withheld) and such contractor complying with such security and other requirements as Landlord shall reasonably impose, Tenant may retain, at Tenant's cost, its own contractor to clean Tenant's Electronic Data Processing area, in which event Landlord's cleaning contractor shall not clean such area.

                                   SCHEDULE G
                             RULES AND REGULATIONS

     I.   Tenant shall not:

     1. Obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the Demised Premises, or use any of them for any purposes other than for ingress and egress to and from the Demised Premises.

     2. Attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, window sills or peripheral air-conditioning enclosures.

     3. Attach to, hang on, or use in connection with, any exterior windows or entrance door of the Demised Premises, any blinds, shades or screens which are of a quality, type, design and color, or which are not attached in a manner approved by Landlord.

     4. Place or leave any doormat or other floor covering in any area outside of the Demised Premises.

     5. Exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the Demised Premises), or in the Demised Premises if visible from the outside, without Landlord's approval, except that the name(s) of Tenant and any permitted sublessee may be displayed or the entrance doors of the Premises occupied by each, subject to Landlord's reasonable approval of the size, color and design of such display.

     6. Cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building.

     7. Place in, attach to, put in front of; or affix to any pan of the exterior of the Building or any of its halls, doors, corridors or vestibules, outside of the Demised Premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles.

     8. Except in the normal decoration of the interior of the Demised Premises, mark, paint, drill into, or in any way deface any part of the Building or the Demised Premises or cut, bore or string wires therein.

     9. Permit or allow bicycles, vehicles (except in designated Parking Areas or other designated areas), animals, fish or birds of any kind to be brought into or kept on or about the Building or the Demised Premises.

     10. Make, or permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building-or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or Premises.

     11. Bring into or keep on any part of the Demised Premises, or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance except in compliance with laws, such as customary cleaning products.

     12. Place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any change in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord, in which event Tenant shall give Landlord duplicate keys for such locks or bolts.

     13. Remove, or carry into or out of the Demised Premises or the Building, any safe, freight, furniture, packages, boxes, crates or any bulky or heavy objects without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, as long as there will be no material adverse affect on the Building or its operation (including traffic flow) as a result thereof.

     14. Use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside.

     15. Engage or pay any employees on the Demised Premises except those actually working for Tenant in the Demised Premises, or advertise for laborers giving the Demised Premises as an address.

     16. Obtain, permit or allow in the Building the purchase, or acceptance for use in the Demised Premises, by means of a service cart, vending machines (except as permitted in the Lease) or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, linens, towels, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, and at such places within the Building and under such requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that the charges for such items and services by such persons are not excessive.

     17. Use, permit or allow any advertising or identifying sign which Landlord shall have notified Tenant tends, in Landlord's judgment, to impair the reputation of the Building or its desirability as a building for offices.

     18. Close and leave the Demised Premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights.

     19. Permit entrance doors to the Demised Premises to be left open at any time or unlocked when the Demised Premises are not in use.

     20. Encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the Demised Premises.

     21. Use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof; in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators.

     22. Cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the Demised Premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances.

     23.  Create or permit a public or private nuisance.

     24. Throw or allow or permit to be thrown anything out of the doors, windows or skylights or down the passageways of the Building.

     25. Lay vinyl tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     26. Use, allow or permit the passenger elevators to be used by Tenant's working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the Demised Premises, except in accordance with reasonable rules promulgated by Landlord for those making deliveries to Tenant.

     27. Request any of Landlord's agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building Manager.

     28. Invite to the Demised Premises or the Building, or permit the visit of; persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof

     29. Use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use.

     30. Employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld.

     31. Install or use any machines or machinery of any kind whatsoever which may cause vibrations or otherwise disturb any persons outside of the Demised Premises.

     32. Use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, or allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein.

     33. Install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the Demised Premises, other than those wood products considered furniture, which are not treated with fire retardant materials and, in such event, shall submit, to Landlord's reasonable satisfaction, proof or other reasonable certification of the materials' reasonably satisfactory fire retardant characteristics.

     II.  Tenant shall:

     1. Pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the Demised Premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease.

     2. Upon the termination of this Lease, turn over to Landlord all keys, either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the Demised Premises or the Building and, in the event of the loss of such keys, pay to Landlord the cost of procuring same.

     3. Subject to the provisions of Article 28 hereof; refrain from, and immediately upon receipt of notice thereof; discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease.

     4. Request Landlord to furnish passes to persons whom Tenant desires to have access to the Demised Premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes.

     5. Furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant's expense for the employees of Landlord or Landlord's contractors while doing janitorial or other cleaning services or while making repairs or alterations in the Demised Premises.

     6. Apply at the office of the Building's Manager with respect to all matters and requirements of Tenant which require the attention of Landlord, its agents or any of its employees.

     7. Pay Landlord's reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the Demised Premises and public corridors, if any.

     8. Purchase from Landlord or Landlord's designee, at Landlord's option, all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and pay Landlord, or Landlord's designees, as the case may be, its reasonable charges for the purchase and installation thereof.

     9. Pay Landlord's reasonable charges for extra Building services and for the hiring or providing of security guards, porters, and/or any other employees which Landlord requires during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the Demised Premises or when significant quantities of furniture or other materials are being brought into or removed from the Demised Premises.

     III. Landlord shall:

     1. Have the right to inspect all freight objects or bulky matter (except printed matter) brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided by this Lease.

     2. Have the right to require any person leaving the Demised Premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant.

     3. In no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the Demised Premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease.

     4. Have no liability or responsibility for the protection of any of Tenant's property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord's failure to enforce in any particular instance, or generally, any of Landlord's rights.

     5. Have the right to require all persons entering or leaving the Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord.

     6.   Furnish passes to persons for whom Tenant requests same.

     7. Have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants of the Building.

     8. After the expiration of any notice and cure periods afforded Tenant under Section 18.2(c) of the Lease, if applicable, and otherwise under Section 18.2(f) hereof, have the right to remove any violation of Paragraphs 1, 2, 3, 4, 5, 6, or 7 of Part I of these Rules and Regulations without any right of Tenant to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom, except to the extent of any claim that results from Landlord's gross negligence or willful misconduct in connection therewith.

                                   SCHEDULE H
                                LANDLORD'S WORK


1. The roof membrane and coating for the rooftop parking, both as to building A, will be replaced.

2. The Corten exterior of the Building, including the parapet walls, will be sealed and repainted.

3.   The lighting fixtures in the covered parking area will be retrofitted.

4. All surfaces of the parking areas under the Building will be resealed and restriped.

5.   Two existing chillers will be replaced.